HANCOCK FABRICS, INC.,
as Issuer

Floating Rate Series A Secured Notes Due 2017

INDENTURE

Dated as of [            ], 2012

DEUTSCHE BANK NATIONAL TRUST COMPANY,
as Trustee

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310 (a)(1)	7.10
(a) (2)	7.10
(a) (3)	N/A
(a) (4)	N/A
(a) (5)	7.10
(b)	7.10
(c)	N/A

311 (a)	7.11
(b)	7.11
(c)	N/A

312 (a)	2.5
(b)	12.3
(c)	12.3

313 (a)	7.6
(b) (1)	7.6
(b) (2)	7.6, 7.7
(c)	7.6, 12.2
(d)	7.6

314 (a)	N/A
(b)	4.6, 10.10
(c) (1)	N/A
(c) (2)	N/A
(c) (3)	N/A
(d)	N/A
(e)	N/A
(f)	N/A

315 (a)	N/A
(b)	N/A
(c)	N/A
(d)	N/A
(e)	N/A

316 (a) (last sentence)	N/A
(a)(1)(A)	N/A
(a)(1)(B)	N/A
(a)(2)	N/A
(b)	N/A
(c)	2.13

317 (a)(1)	N/A
(a)(2)	N/A
(b)	N/A

318 (a)	N/A
(b)	N/A
(c)	12.1

N/A means not applicable.

*           This Cross-Reference Table is not part of the Indenture.

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EXHIBITS:
Exhibit A - Form of Note
Exhibit B - Form of Supplemental Indenture and Guarantee

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This INDENTURE, dated as of [         ], 2012, is between Hancock Fabrics, Inc., a Delaware corporation (“Hancock” or the “Company”), and Deutsche Bank National Trust Company as the Trustee (as hereinafter defined).

Each party agrees as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes (as hereinafter defined):

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1	DEFINITIONS.

“Acceleration Notice” means a notice, following the occurrence of any Event of Default, pursuant to which the Trustee has indicated to the Credit Facility Agent in writing the intent of the Holders of the Notes to accelerate the Notes and to take any Lien Enforcement Action.

“Accounts” means, as to Hancock and each Guarantor, all present and future rights of such Hancock and each Guarantor to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a secondary obligation incurred or to be incurred, or (d) arising out of the use of a credit or charge card or information contained on or for use with the card.

“Affiliate” means, with respect to a specified Person, any other Person which directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person, and without limiting the generality of the foregoing, includes (a) any Person which beneficially owns or holds five (5%) percent or more of any class of Voting Stock of such Person or other equity interests in such Person, (b) any Person of which such Person beneficially owns or holds five (5%) percent or more of any class of Voting Stock or in which such Person beneficially owns or holds five (5%) percent or more of the equity interests and (c) any director or executive officer of such Person.  For the purposes of this definition, the term “control” (including with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise.

“Agent” means any Registrar, Paying Agent or co-registrar.

“Applicable Procedures” means, with respect to any transfer or exchange of beneficial interests in the Global Note, the rules and procedures of the Depository that apply to such transfer and exchange.

“Bank Product” means any service or facility extended to the Company or Guarantors by any financial institution including: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) hedging agreements.

“Bank Product Provider” means a financial institution that provides any Bank Products to Hancock or a Guarantor.

“Bankruptcy Code” means the provisions of Title 11 of the United States Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder.

“Bankruptcy Law” means the Bankruptcy Code, and any other bankruptcy, reorganization or insolvency law or any other law relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangement, composition or extension or marshalling of assets or otherwise.

“Blockage Notice” means a written notice delivered by the Credit Facility Agent to the Trustee following receipt by the Credit Facility Agent of an Acceleration Notice and indicating that it is a blockage notice pursuant to this Indenture.

“Board of Directors” means the Board of Directors of Hancock, or any authorized committee of such Board of Directors.

“Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York, and a day on which the Trustee is open for the transaction of business.

“Capital Leases” means, as applied to any Person, any lease of (or any agreement conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee which in accordance with GAAP, is required to be reflected as a liability on the balance sheet of such Person.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person’s capital stock or partnership, limited liability company or other equity interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock).

“Cash Equivalents” means, at any time, (a) any evidence of Indebtedness with a maturity date of ninety (90) days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof; provided, that, the full faith and credit of the United States of America is pledged in support thereof; (b) certificates of deposit or bankers’ acceptances with a maturity of ninety (90) days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $1,000,000,000; (c) commercial paper (including variable rate demand notes) with a maturity of ninety (90) days or less issued by a corporation (except an Affiliate of Hancock or any Guarantor) organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc.  or at least P-1 by Moody’s Investors Service, Inc.; (d) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above entered into with any financial institution having combined capital and surplus and undivided profits of not less than $1,000,000,000; (e) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any governmental agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within ninety (90) days or less from the date of acquisition; provided, that, the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; and (f) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (a) through (e) above.

“Change of Control” means (a) the transfer (in one transaction or a series of transactions) of all or substantially all of the assets of Hancock to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act); (b) the liquidation or dissolution of Hancock or the adoption of a plan by the stockholders of Hancock relating to the dissolution or liquidation of Hancock or Guarantor; (c) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) of more than fifty (50%) percent of beneficial ownership, directly or indirectly, of the voting power of the total outstanding Voting Stock of Hancock or the Board of Directors of Hancock; (d) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors (or similar governing body) of Hancock (together with any new directors whose nomination for election by the stockholders of Hancock was approved by a vote of at least a majority of the directors (or similar persons) then still in office who were either directors (or similar persons) at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors (or similar governing body) of Hancock then still in office; or (e) the failure of Hancock to own and control, directly or indirectly, one hundred (100%) percent of the voting power of the total outstanding Voting Stock of any Guarantor; provided, however, that the issuance of the New Warrants pursuant to the Warrant Exchange or the conversion of any Specified Warrant into Specified Common Stock pursuant to the terms of such Specified Warrant shall not be considered a “Change of Control” hereunder.

“Change of Control Notice” means a notice mailed by Hancock to each Holder describing the transaction or transactions that constitute a Change of Control and offering to repurchase all or any part (equal to $1,000 or integral multiple thereof if in part) of such Holder’s Notes pursuant to Section 3.8 hereof.

“Clearstream” means Clearstream, S.A.

“Code” means the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

“Collateral” means all assets and properties of any kind whatsoever that constitutes collateral under the Credit Facility Documents, this Indenture or the Collateral Documents.

“Collateral Documents” means all deeds of trust, mortgages, collateral documents, pledge agreements, and other similar documents from Hancock and each Guarantor for the benefit of the Trustee and the Holders given to secure the Notes pursuant to this Indenture.

“Commission” means the United States Securities and Exchange Commission.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee is principally administered, which at the date of this Indenture is located at 222 South Riverside Plaza, 25 Floor, MS CH 105-2502 Chicago, IL 60606-5808.

“Credit Card Agreements” means all agreements now or hereafter entered into by Hancock or any Guarantor for the benefit of Hancock or a Guarantor, in each case with any Credit Card Issuer or any Credit Card Processor, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

“Credit Card Issuer” means any person (other than Hancock or a Guarantor) who issues or whose members issue credit cards, including, without limitation, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through MasterCard International, Inc., Visa, U.S.A., Inc.  or Visa International and American Express, Discover, Diners Club, Carte Blanche and other non-bank credit or debit cards, including, without limitation, credit or debit cards issued by or through American Express Travel Related Services Company, Inc., and Discover Financial Services, Inc.

“Credit Card Processor” means any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to Hancock’s or any Guarantor’s sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.

“Credit Facility” means, collectively, (i) the credit facility established pursuant to the Credit Facility Loan Agreement and (ii) after such Credit Facility Loan Agreement has been terminated and all then outstanding Indebtedness thereunder or with respect thereto has been repaid in full in cash and discharged, any successors to or replacements (as designated by the Board of Directors of Hancock in its sole judgment, and evidenced by a resolution) of such credit facility, as such successors or replacements may from time to time be amended, renewed, supplemented, modified or replaced, including any increases in the principal amount thereof. For the avoidance of doubt, upon any replacement of the credit facility established pursuant to the Credit Facility Loan Agreement, all references in this Indenture to the Credit Facility Loan Agreement (and related terms) shall be deemed to be references to such replacement Credit Facility and the documents related thereto, mutatis mutandis.

“Credit Facility Agent” means the agent for the Credit Facility Lenders under the Credit Facility Loan Agreement.

“Credit Facility Debt” means all principal, interest, fees (including any prepayment fees or premiums), costs, enforcement expenses (including legal fees and disbursements), collateral protection expenses, other reimbursement or indemnity obligations and all other obligations, liabilities and indebtedness of every kind, nature and description created or evidenced by the Credit Facility Loan Agreement or any of the other Credit Facility Document or any prior, concurrent, or subsequent notes, instruments or agreements of indebtedness, liabilities or obligations of any type or form whatsoever relating thereto in favor of the Credit Facility Agent or any of the Credit Facility Secured Parties.  Credit Facility Debt shall expressly include any and all interest accruing or out of pocket costs or expenses incurred after the date of any filing by or against Hancock or the Loan Parties of any petition under any Bankruptcy Law, regardless of whether the Credit Facility Agent’s or any Credit Facility Secured Party’s claim therefor is allowed or allowable in the case or proceeding relating thereto.

“Credit Facility Default” means an act, condition or event which with notice or passage of time or both would constitute a Credit Facility Event of Default.

“Credit Facility Documents” mean collectively, (i) the Credit Facility Loan Agreement, (ii) all “Financing Agreements” (as defined in the Credit Facility Loan Agreement)(or any such comparable term for the loan documents executed and delivered in connection with the Credit Facility Loan Agreement), (iii) any and all other documents and instruments evidencing or creating the Credit Facility Debt (including, without limitation, Hedge Agreements and Bank Products) and (iv) all guaranties, mortgages, security agreements, pledges and other collateral guarantying or securing directly or indirectly any Credit Facility Debt, whether now existing or hereafter created, as each such agreement, document or instrument may be amended, restated or otherwise modified and in effect from time to time.

“Credit Facility Event of Default” means the occurrence of existence of any event of condition described in Section 10.1 of the Credit Facility Loan Agreement or any other “Event of Default” (howsoever defined) under any Credit Facility Document.

“Credit Facility Lenders” means the financial institutions identified as Lenders in the Credit Facility Loan Agreement.

“Credit Facility Loan Agreement” means that certain that certain Loan and Security Agreement (as amended, amended and restated, supplemented, refinanced or otherwise modified and in effect from time to time, including any replacement agreement therefor), dated as of August 1, 2008, among Hancock, the Guarantors, the Credit Facility Lenders, and General Electric Capital Corporation, in its capacity as agent thereunder.

“Credit Facility Secured Parties” means collectively, (i) the Credit Facility Agent, (ii) the Credit Facility Lenders, (iii) the Issuing Bank (as defined in the Credit Facility Loan Agreement) and (iv) any Bank Product Provider (including, for the avoidance of doubt, any Secured Swap Provider (as defined in the Credit Facility Loan Agreement)).

“Default” means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

“Definitive Notes” means Notes that are substantially in the form of the Note attached hereto as Exhibit A, that do not include the information or text called for by footnotes 1 and 2 thereto.

“Depository” means the Depository Trust Company as the depository with respect to the Notes, until a successor shall have been appointed and become such Depository pursuant to the applicable provision of this Indenture, and, thereafter, “Depository” shall mean or include such successor.

“Discharge of all Credit Facility Debt” means the occurrence of all of the following: (i) termination of all commitments to extend credit that would constitute Credit Facility Debt, (ii) final payment in full in cash of all Credit Facility Debt and (iii) termination, cancellation or cash collateralization (in each case, in accordance with the terms of the Credit Facility Loan Agreement) of all outstanding Letter of Credit Obligations (as defined in the Credit Facility Loan Agreement).

“Environmental Laws” means all foreign, Federal, State and local laws (including common law), legislation, rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between Hancock or any Guarantor and any Governmental Authority, (a) relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, (b) relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or (c) relating to all laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials.  The term “Environmental Laws” includes: (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974, (ii) applicable state counterparts to such laws and (iii) any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

“Equipment” means, as to Hancock and each Guarantor, all of its now owned and hereafter acquired equipment, wherever located, including machinery, data processing and computer equipment (whether owned or licensed and including embedded software), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

“ERISA” means the Employee Retirement Income Security Act of 1974, together with all rules, regulations and interpretations thereunder or related thereto.

“ERISA Affiliate” means any person required to be aggregated with Hancock, any Guarantor or any of its or their respective Subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

“Euroclear” means the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, together with all rules, regulations and interpretations thereunder or related thereto.

“GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied.

“Global Note” means a permanent global secured note that contains the legend referred to in Section 2.6(i)(ii) hereof, and that is deposited with the Note Custodian and registered in the name of the Depository or its nominee.

“Governmental Authority” means any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

“Guarantors” means, collectively, the following (together with their respective successors and assigns): (a) HF Merchandising, Inc., a Delaware corporation; (b) Hancock Fabrics of MI, Inc., a Delaware corporation; (c) hancockfabrics.com, Inc., a Delaware corporation; (d) Hancock Fabrics, LLC, a Delaware limited liability company, (e) HF Enterprises, Inc., a Delaware corporation; (f) HF Resources, Inc., a Delaware corporation and (g) any other Person that at any time after the date hereof becomes a Subsidiary of Hancock; each sometimes being referred to herein individually as a “Guarantor”.

“Hazardous Materials” means any hazardous, toxic or dangerous substances, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

“Hedge Agreement” means an agreement between Hancock or any Guarantor and a Bank Product Provider that is a rate swap agreement, basis swap, forward rate agreement, commodity swap, interest rate option, forward foreign exchange agreement, spot foreign exchange agreement, rate cap agreement, rate floor agreement, rate collar agreement, currency swap agreement, cross-currency rate swap agreement, currency option, any other similar agreement (including any option to enter into any of the foregoing or a master agreement for any the foregoing together with all supplements thereto) for the purpose of protecting against or managing exposure to fluctuations in interest or exchange rates, currency valuations or commodity prices; sometimes being collectively referred to herein as “Hedge Agreements”.

“Holder” means a Person in whose name a Note is registered on the Registrar’s books.

“Indebtedness” means, with respect to any Person, any liability, whether or not contingent, (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments; (b) representing the balance deferred and unpaid of the purchase price of any property or services (other than an account payable to a trade creditor (whether or not an Affiliate) incurred in the ordinary course of business of such Person and payable in accordance with customary trade practices); (c) all obligations as lessee under leases which have been, or should be, in accordance with GAAP recorded as Capital Leases; (d) any contractual obligation, contingent or otherwise, of such Person to pay or be liable for the payment of any indebtedness described in this definition of another Person, including, without limitation, any such indebtedness, directly or indirectly guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition; (e) all obligations with respect to redeemable stock and redemption or repurchase obligations under any Capital Stock or other equity securities issued by such Person; (f) all reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker’s acceptances, drafts or similar documents or instruments issued for such Person’s account; (g) all indebtedness of such Person in respect of indebtedness of another Person for borrowed money or indebtedness of another Person otherwise described in this definition which is secured by any consensual lien, security interest, collateral assignment, conditional sale, mortgage, deed of trust, or other encumbrance on any asset of such Person, whether or not such obligations, liabilities or indebtedness are assumed by or are a personal liability of such Person, all as of such time; (h) all obligations, liabilities and indebtedness of such Person (marked to market) arising under swap agreements, cap agreements and collar agreements and other agreements or arrangements designed to protect such person against fluctuations in interest rates or currency or commodity values; (i) all obligations owed by such Person under License Agreements with respect to non-refundable, advance or minimum guarantee royalty payments; (j) indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer to the extent such Person is liable therefor as a result of such Person’s ownership interest in such entity, except to the extent that the terms of such indebtedness expressly provide that such Person is not liable therefor or such Person has no liability therefor as a matter of law; and (k) the principal and interest portions of all rental obligations of such Person under any synthetic lease or similar off-balance sheet financing where such transaction is considered to be borrowed money for tax purposes but is classified as an operating lease in accordance with GAAP.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indenture Debt” means all Indebtedness, Obligations or any other liabilities or obligations arising under this Indenture and the other Indenture Documents.

“Indenture Documents” means, collectively, the Indenture, the Notes, the Collateral Documents and each other document or instrument executed and/or delivered in connection therewith.

“Indirect Participant” means a person who holds an interest through a Participant.

“Initial Issue Date” means the first date on which any Note is issued.

“Intellectual Property” means, as to Hancock and each Guarantor, its now owned and hereafter arising or acquired: patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright applications, copyright registrations, trademarks, servicemarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing and all applications, registrations and recordings relating to any of the foregoing as may be filed in the United States Copyright Office, the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, any political subdivision thereof or in any other country or jurisdiction, together with all rights and privileges arising under applicable law with respect to Hancock’s or any Guarantor’s use of any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill (including any goodwill associated with any trademark or servicemark, or the license of any trademark or servicemark); customer and other lists in whatever form maintained; trade secret rights, copyright rights, rights in works of authorship, domain names and domain name registration; software and contract rights relating to computer software programs, in whatever form created or maintained.

“Interest Coverage Ratio” means income before interest, taxes, depreciation and amortization on a first in, first out (FIFO) basis for the previous twelve (12) months divided by the interest expense incurred during the same period.

“Inventory” means, as to Hancock and each Guarantor, all of its now owned and hereafter existing or acquired goods, wherever located, which (a) are leased by it as lessor; (b) are held by it for sale or lease or to be furnished under a contract of service; (c) are furnished by it under a contract of service; or (d) consist of raw materials, work in process, finished goods or materials used or consumed in its business.

“License Agreements” shall mean all of the agreements or other arrangements of Hancock and each Guarantor pursuant to which Hancock or such Guarantor has a license or other right to use any trademarks, logos, designs, representations or other Intellectual Property owned by another person.

“Lien” means with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset.

“Lien Enforcement Action” means (i) any action by the Credit Facility Agent or any Credit Facility Secured Party or the Trustee or any Holder to foreclose on the Lien of such Person in any Collateral, (ii) any action, as part of an exercise of rights or remedies by any of the Credit Facility Agent, any Credit Facility Secured Party, the Trustee or any Holder to take possession of, sell or otherwise realize (judicially or non judicially) upon any Collateral (including, without limitation, by setoff or notification of account debtors or other Persons obligated on Collateral), and/or (iii) the commencement by the Credit Facility Agent or any Credit Facility Secured Party or the Trustee or any Holder of any legal proceedings against any Loan Party or with respect to any Collateral to facilitate the actions described in clauses (i) and (ii) above; provided that, for the avoidance of doubt, none of the following shall constitute a Lien Enforcement Action: (A) making demand for payment or accelerating the maturity of any Credit Facility Debt or Indenture Debt, (B) the receipt of payments of principal of or interest on the Credit Facility Debt or payments of other obligations arising under the Credit Facility Documents (including the receipt and application by the Credit Facility Agent to the Credit Facility Debt of collections of accounts receivable or proceeds of other Collateral received from account debtors or other Persons obligated on Collateral or through any lockbox or other cash management arrangement, whether or not any Credit Facility Event of Default under the Credit Facility Loan Agreement exists at the time of application), or receipt of scheduled payments of interest on the Notes as set forth in Section 11.1 hereof, (C) the implementation of Reserves (as defined in the Credit Facility Loan Agreement) under the Credit Facility Loan Agreement, (D) the reduction or increase of advance rates under the Credit Facility Loan Agreement, (E) the termination of the Commitments (as defined in the Credit Facility Loan Agreement) or the cessation (whether temporary or permanent) of lending under the Credit Facility Loan Agreement due to the existence of a Credit Facility Default or Credit Facility Event of Default, (F) sending by the Credit Facility Agent, any Credit Facility Secured Party or any of their Affiliates of any “activation” notice under a deposit control agreement to block access to any deposit account of a Loan Party, or (G) the exercise by the Credit Facility Agent, any Credit Facility Secured Party or any of their Affiliates of any right of offset with respect to Credit Facility Debt not arising under the Credit Facility Debt Documents.

“Loan Parties” means collectively, Hancock, the Guarantors, any other guarantor of all or any portion of the Credit Facility Debt or the Indebtedness evidenced by any Indenture Documents and any other person granting a security interest in or Lien on such Person’s assets to secure the obligations arising under the Credit Facility Documents or the Indenture Debt.

“Maturity Date” means five years from the Initial Issue Date.

“Mortgage” shall mean a deed of trust and any other instrument issued by Hancock or a Guarantor creating a lien in favor of Trustee with respect to the Real Property and related assets of Hancock located in Baldwyn, Mississippi, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

“Multiemployer Plan” shall mean a “multi-employer plan” as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by Hancock, any Guarantor or any ERISA Affiliate or with respect to which Hancock, any Guarantor or any ERISA Affiliate may incur any liability.

“New Warrants” means the warrants to purchase an aggregate of [         ] shares of common stock of Hancock issued by Hancock pursuant to the Warrant Exchange.

“Note Custodian” means the Trustee, as custodian with respect to the Global Note, or any successor entity thereto.

“Notes” means Hancock Floating Rate Series A Secured Notes due 2017, including, without limitation, the Global Note.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, the Chairman of the Board, any Vice Chairman, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, any Senior Vice President, or any Vice President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of Hancock by two Officers of Hancock, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of Hancock, that meets the requirements of Section 12.4 hereof.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee and meets the requirements of Section 12.4 hereof.  The counsel may be an employee of or counsel to Hancock, any Subsidiary of Hancock or the Trustee.

“Original Warrants” means the warrants to purchase an aggregate of 9,500,000 shares of common stock of Hancock issued by Hancock  pursuant to that certain Master Warrant Agreement, dated as of June 17, 2008, among Hancock and Continental Stock Transfer & Trust Company.

“Participant” means, with respect to DTC, Euroclear or Clearstream, a Person who has an account with DTC, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to certain Plans and set forth in Sections 412 and 430 of the Code and Sections 302 and 303 of ERISA.

“Pension Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) subject to the Pension Funding Rules which is or was at any time during the current year or the immediately preceding six (6) years contributed to by Hancock, any Guarantor or any ERISA Affiliate or with respect to which Hancock, any Guarantor or any ERISA Affiliate may incur any liability, other than a Multiemployer Plan.

“Permits” shall mean all material permits, licenses, approvals, consents, certificates, orders or authorizations of any Governmental Authority required for the lawful conduct of its business.

“Permitted Acquisitions” means the purchase by Hancock or a Guarantor after the date hereof of all or substantially all of the assets of any Person or a business or division of such Person (including pursuant to a merger with such Person or the formation of a wholly owned Subsidiary solely for such purpose that is merged with such Person) or of all or a majority of the Capital Stock (such assets or Person being referred to herein as the “Acquired Business”) and in one or a series of transaction that satisfies each of the following conditions:

(a)           the Acquired Business shall be an operating company that engages in a line of business substantially similar to the business that Hancock and the Guarantors are engaged in on the date hereof,

(b)           (i) the aggregate consideration paid for or in connection with the assets or shares of the Acquired Business shall not exceed $17,250,000 (calculated after giving effect to all payments or other consideration paid in respect of such acquisition and after giving effect to the assumption of all Indebtedness in connection with such acquisition), and (ii) the aggregate consideration paid for or in connection with all Permitted Acquisitions shall not exceed $34,500,000 (calculated after giving effect to all payments or other consideration paid in respect of all Permitted Acquisitions and after giving effect to the assumption of all Indebtedness in connection with all Permitted Acquisitions),

(c)           in the case of the acquisition of the Capital Stock of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such acquisition and such Person shall not have announced that it will oppose such acquisition or shall not have commenced any action which alleges that such acquisition will violate applicable law.

“Permitted Dispositions” means each of the following:

(a)           sales of Inventory in the ordinary course of business,

(b)           the sale or other disposition of Equipment (including worn-out or obsolete Equipment or Equipment no longer used or useful in the business of Hancock or any Guarantor) so long as such sales or other dispositions do not involve Equipment having an aggregate fair market value in excess of $575,000 for all such Equipment disposed of in any fiscal year of Hancock,

(c)           sales or other dispositions by Hancock or any Guarantor of assets in connection with the closing or sale of a retail store location of Hancock or a Guarantor in the ordinary course of Hancock’s or such Guarantor’s business which consist of leasehold interests in the premises of such store, the Equipment and fixtures located at such premises and the books and Records relating exclusively and directly to the operations of such store; provided, that, as to each and all such sales and closings, (i) after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, and (ii) such sale shall be on commercially reasonable prices and terms in a bona fide arm’s length transaction,

(d)           the grant by Hancock or any Guarantor after the date hereof of a non-exclusive license to any person for the use of any Intellectual Property consisting of trademarks owned by Hancock or such Guarantor; provided ,that , as to any such license, each of the following conditions is satisfied, (i) such licenses shall be on commercially reasonable prices and terms in a bona fide arms’ length transactions, (ii) the rights of the licensee shall not adversely affect, limit or restrict the rights of Trustee to sell or otherwise dispose of any Inventory or other Collateral, and (iii) as of the date of the grant of any such license, and after giving effect thereto, no Default or Event of Default shall exist or have occurred,

(e)           sales, transfers and dispositions of assets of Hancock or a Guarantor to Hancock or another Guarantor, in each case to the extent permitted under this Indenture; and

(f)           the sale or other dispositions of any Real Property permitted under the Credit Facility Documents.

“Permitted Investments” shall mean each of the following:

(a)           the endorsement of instruments for collection or deposit in the ordinary course of business;

(b)           Investments in cash or Cash Equivalents;

(c)           the existing Investments of Hancock and each Guarantor as of the date hereof in its Subsidiaries, provided, that, neither Hancock nor any Guarantor shall have any further obligations or liabilities to make any capital contributions or other additional investments or other payments to or in or for the benefit of any of such Subsidiaries;

(d)           loans and advances by Hancock or any Guarantor to employees of Hancock or such Guarantor not to exceed the principal amount of $287,500 in the aggregate at any time outstanding for: (i) reasonably and necessary work-related travel or other ordinary business expenses to be incurred by such employee in connection with their work for Hancock or such Guarantor and (ii) reasonable and necessary relocation expenses of such employees (including home mortgage financing for relocated employees);

(e)           stock or obligations issued to Hancock or any Guarantor by any Person (or the representative of such Person) in respect of Indebtedness of such Person owing to Hancock or such Guarantor in connection with the insolvency, bankruptcy, receivership or reorganization of such Person or a composition or readjustment of the debts of such Person; and

(f)           obligations of account debtors to Hancock or any Guarantor arising from Accounts which are past due and are evidenced by a promissory note made by such account debtor payable to Hancock or such Guarantor.

“Permitted Lien” means the Liens permitted pursuant to Section 4.14 of this Indenture.

“Person” or “person” means any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

“Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) which Hancock or any Guarantor sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or, in the case of a Multiemployer Plan, has made contributions at any time during the immediately preceding six (6) plan years or with respect to which Hancock or any Guarantor may incur liability.

“Proceeding” means any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.

“Real Property” means all now owned and hereafter acquired real property of Hancock and each Guarantor, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located, including the real property and related assets more particularly described in the Mortgage.

“Records” means, as to Hancock and each Guarantor, all of its present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Hancock or any Guarantor with respect to the foregoing maintained with or by any other person).

“Responsible Officer,” when used with respect to the Trustee, means any officer of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Payment” means (a) any cash dividend or other cash distribution other than an intercompany cash dividend, direct or indirect, on account of any shares of any class of Capital Stock of Hancock or any of its Subsidiaries, as the case may be, now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment on account of, or purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of Hancock or any of its Subsidiaries, except for any redemption, retirement, sinking funds or similar payment payable solely in such shares of that class of stock or in any class of stock junior to that class, (c) any cash payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any shares of any class of Capital Stock of Hancock or any of its Subsidiaries now or hereafter outstanding, or (d) any payment (including, without limitation, any payment of management, consulting, monitoring or advisory fees) to any Affiliate of Hancock or any Guarantor except to the extent expressly permitted in this Indenture.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Senior Credit Facility Payment Event of Default” means a Credit Facility Event of Default arising under Section 10.1(a)(i) of the Credit Facility Loan Agreement or any other “Event of Default” (howsoever defined) arising as a result of the failure to make any payment to any Credit Facility Secured Party as and when required under any of the Credit Facility Documents.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

“Specified Common Stock” means the shares of common stock of Hancock issuable upon exercise of the Specified Warrants.

“Specified Warrants” means, collectively, the Original Warrants in existence on the date hereof after giving effect to the Warrant Exchange and the New Warrants.

“Standstill Termination Date” means the date which is the earlier of: (i) one hundred and eighty (180) days following the date on which the Credit Facility Agent has delivered to the Trustee a Blockage Notice and (ii) ten (10) Business Days following the date on which the Credit Facility Agent has received an Acceleration Notice from the Trustee and prior to the end of such ten-Business Day period the Credit Facility Agent has failed to deliver to the Trustee a Blockage Notice.

“Stated Maturity” means, when used with respect to any Indebtedness or any installment of interest thereon, the date specified in the instrument evidencing or governing such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest is due and payable.

“Subsidiary” or “subsidiary” means, with respect to any Person, any corporation, limited liability company, limited liability partnership or other limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more subsidiaries of such Person.

“Subsidiary Guarantee” means an unconditional guarantee of the Notes and this Indenture in the form set forth as Exhibit B hereof given by any Subsidiary or other Person pursuant to the terms of this Indenture or any supplement hereto.

“Supplemental Indenture” means a supplement to this Indenture substantially in the form of Exhibit B hereto.

“Trust Indenture Act” or “TIA” means the United States Trust Indenture Act of 1939 (15 U.S.C.  Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the Trust Indenture Act, except as provided in Section 9.3 hereof.

“Trustee” means the party named as such in the preamble to this Indenture or any successor entity by merger, acquisition, consolidation or otherwise, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in such jurisdiction on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as the Trustee may otherwise determine).

“Voting Stock” shall mean with respect to any Person, (a) one (1) or more classes of Capital Stock of such Person having general voting powers to elect at least a majority of the board of directors, managers or trustees of such Person, irrespective of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency, and (b) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (a) of this definition.

“Warrant Exchange” means the exchange of the Original Warrants for the New Warrants on the date hereof pursuant to a privately negotiated exchange under Section 3(a)(9) of the Securities Act between Hancock and certain holders of the Original Warrants.

SECTION 1.2	OTHER DEFINITIONS.

TERM	DEFINED IN SECTION
“Additional Amounts”	4.3
“Change of Control Offer”	3.8
“Change of Control Offer Period”	3.8
“Change of Control Payment”	3.8
“Change of Control Purchase Date”	3.8
“Covenant Defeasance”	8.3
“Custodian”	6.1
“DIP Financing”	11.5
“DTC”	2.3
“Event of Default”	6.1
“Excluded Taxes”	4.3
“Group of Subsidiaries”	6.1
“Investment”	4.16
“Legal Defeasance”	8.2
“Notice of Default”	6.1
“Paying Agent”	2.3
“Payment Default”	6.1
“Registrar”	2.3
“Release Event”	11.6
“Tax” or “Taxes”	4.3
“Voided Payment”	11.9

SECTION 1.3	INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.  The following Trust Indenture Act terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security Holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes means Hancock and any successor thereto.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by the Trust Indenture Act reference to another statute or defined by Commission rule under the Trust Indenture Act have the meanings so assigned to them.

SECTION 1.4	RULES OF CONSTRUCTION.

Unless the context otherwise requires:

(1)           a term has the meaning assigned to it;

(2)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)           “or” is not exclusive;

(4)           “including” means “including without limitation;”

(5)           words in the singular include the plural, and in the plural include the singular;

(6)           provisions apply to successive events and transactions; and

(7)           references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time.

ARTICLE II

THE NOTES

SECTION 2.1	FORM AND DATING.

(a)           Form of Notes.  The Notes and the Trustee’s certificate of authentication shall be substantially in the form set forth in Exhibit A hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  Each Note shall be dated the date of its authentication.  The Notes shall be in denominations of $1,000 and integral multiples thereof.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture; and Hancock and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

(b)           Global Note.  The Notes shall be issued initially in the form of the Global Note.  The Global Note shall be deposited on behalf of the purchasers of the Notes represented thereby with the Note Custodian, and registered in the name of the Depository or a nominee of the Depository, duly executed by Hancock and authenticated by the Trustee as hereinafter provided.  The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

The Global Note shall represent such of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interests.  Any endorsement of the Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

Except as set forth in Section 2.6 hereof, the Global Note may be transferred, in whole and not in part, only to a nominee of the Depository or to a successor of the Depository or its nominee.

(c)           Book-Entry Provisions.  This Section 2.1(c) shall apply only to the Global Note deposited with or on behalf of the Depository.

Hancock shall execute and the Trustee shall, in accordance with this Section 2.1(c), authenticate and deliver the Global Note that (i) shall be registered in the name of the Depository or the nominee of the Depository and (ii) shall be delivered by the Trustee to the Depository or pursuant to the Depository’s instructions or held by the Note Custodian.

Participants shall have no rights either under this Indenture with respect to the Global Note held on their behalf by the Depository or by the Note Custodian as custodian for the Depository or under the Global Note, and the Depository may be treated by Hancock, the Trustee and any agent of Hancock or the Trustee as the absolute owner of the Global Note for all purposes whatsoever.  Nothing herein shall prevent Hancock, the Trustee or any agent of Hancock or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Participants, the operation of customary practices of such Depository governing the exercise of the rights of an owner of a beneficial interest in the Global Note.

(d)           Definitive Notes.  Notes issued in certificated form shall be substantially in the form of Exhibit A attached hereto.

(e)           Provisions Applicable to Forms of Notes.  The Notes may also have such additional provisions omissions, variations or substitutions as are not inconsistent with the provisions of this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with this Indenture, any applicable law or with any rules made pursuant thereto or with the rules of any securities exchange or governmental agency or as may be determined consistently herewith by the Officers of Hancock executing such Notes, as conclusively evidenced by their execution of such Notes.  All Notes will be otherwise substantially identical except as provided herein.

Subject to the provisions of this Article II, a Holder of the Global Note may grant proxies and otherwise authorize any Person to take any action that a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.2	EXECUTION AND AUTHENTICATION.

Two Officers shall sign the Notes for Hancock by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual signature of the Trustee.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.  The form of Trustee’s certificate of authentication to be borne by the Notes shall be substantially as set forth in Exhibit A hereto.

The Trustee shall, upon a written order of Hancock signed by two Officers, authenticate Notes for original issue up to the aggregate principal amount stated in the Notes.  The aggregate principal amount of Notes outstanding at any time may not exceed such amount.

The Trustee may appoint an authenticating agent acceptable to Hancock to authenticate the Notes.  An authenticating agent may authenticate a Note whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Hancock or an Affiliate of Hancock.

SECTION 2.3	REGISTRAR AND PAYING AGENT.

Hancock shall maintain (i) an office or agency where the Notes may be presented for registration of transfer or for exchange (“Registrar”) and (ii) an office or agency where the Notes may be presented for payment (“Paying Agent”).  The Registrar shall keep a register of the Notes and of their transfer and exchange.  Hancock may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  Hancock may change any Paying Agent or Registrar without notice to any Holder.  Hancock shall notify the Trustee in writing of the name and address of any agent not a party to this Indenture.  If Hancock fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  Hancock or any of its Subsidiaries may act as Paying Agent or Registrar.

Hancock initially appoints the Depository Trust Company (“DTC”) to act as Depository with respect to the Global Note.

Hancock initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Note.

SECTION 2.4	PAYING AGENT TO HOLD MONEY IN TRUST.

Hancock shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders and the Trustee all money held by the Paying Agent for the payment of principal, premium and Additional Amounts, if any, or interest on the Notes, and shall notify the Trustee of any default by Hancock in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  Hancock at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than Hancock or a Subsidiary) shall have no further liability for the money.  If Hancock or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders and the Trustee all money held by it as Paying Agent.  Upon any Proceeding relating to Hancock, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.5	HOLDER LISTS.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a).  If the Trustee is not the Registrar, Hancock shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes, and Hancock shall otherwise comply with TIA Section 312(a).

SECTION 2.6	TRANSFER AND EXCHANGE.

(a)           Transfer and Exchange of Interests in the Global Note.  If, at any time, an owner of a beneficial interest in the Global Note deposited with the Depository (or the Note Custodian) wishes to transfer its beneficial interest in the Global Note to a Person who is required or permitted to take delivery thereof in the form of an interest in the Global Note, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in the Global Note as provided in this Section 2.6(a).  Upon receipt by the Trustee of (1) instructions given in accordance with the Applicable Procedures from a Participant directing the Trustee to credit or cause to be credited a beneficial interest in the Global Note in an amount equal to the beneficial interest in the Global Note to be exchanged and (2) a written order given in accordance with the Applicable Procedures containing information regarding the Participant account of the Depository (or Euroclear or Clearstream, if applicable) to be credited with such increase, to credit or cause to be credited to the account of the Person specified in such instructions, a beneficial interest in the Global Note, and to debit, or cause to be debited, from the account of the Person making such exchange or transfer, an amount equal to the principal amount of the beneficial interest in the Global Note that is being exchanged or transferred.

(b)           Transfer and Exchange of Notes.  When Definitive Notes are presented by a Holder to the Registrar with a request to register the transfer of the Definitive Notes or to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested only if the Definitive Notes are presented or surrendered for registration of transfer or exchange, are endorsed and contain a signature guarantee or are accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney duly authorized in writing and containing a signature guarantee.

(c)           Exchange of a Beneficial Interest in a Global Note for a Definitive Note.

(i)           Any Person having a beneficial interest in a Global Note may upon request, subject to the Applicable Procedures, exchange such beneficial interest for a Definitive Note.  The Trustee or the Note Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depository and the Note Custodian, cause the aggregate principal amount of the Global Note to be reduced accordingly and, following such reduction, Hancock shall execute and the Trustee shall authenticate and deliver to the transferee a Definitive Note in the appropriate principal amount, upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depository (or Euroclear or Clearstream, if applicable), from the Depository or its nominee on behalf of any Person having a beneficial interest in the Global Note.

(ii)           Definitive Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.6(c) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its Participants or Indirect Participants or otherwise, shall instruct the Trustee.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Following any such issuance of Definitive Notes, the Trustee, as Registrar, shall instruct the Depository to reduce or cause to be reduced the aggregate principal amount at maturity of the Global Note to reflect the transfer.

(d)           Exchange of a Definitive Note for a Beneficial Interest in a Global Note.  Any Person may upon request, subject to the Applicable Procedures, exchange a Definitive Note for a beneficial interest in a Global Note.  The Trustee or the Note Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depository and the Note Custodian, cause the aggregate amount of the Global Note to be increased accordingly.

(e)           Restrictions on Transfer and Exchange of Global Note.  Notwithstanding any other provision of this Indenture, the Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(f)           Authentication of Definitive Notes in Absence of Depository.  If at any time:

(i)           the Depository for the Global Note notifies Hancock that the Depository is unwilling or unable to continue as Depository for the Global Note and a successor Depository for the Global Note is not appointed by Hancock within 90 days after delivery of such notice; or

(ii)           Hancock, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture, then Hancock shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.2 hereof, authenticate and deliver, Definitive Notes in an aggregate principal amount equal to the principal amount of the Global Note in exchange for the Global Note.

(g)           Cancellation and/or Adjustment of the Global Note.  At such time as all beneficial interests in the Global Note have been exchanged for Definitive Notes, redeemed, repurchased or cancelled, the Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof.  At any time prior to such cancellation, if any beneficial interest in the Global Note is exchanged for Definitive Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by the Global Note shall be reduced accordingly and an endorsement shall be made on the Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.

(h)           General Provisions Relating to Transfers and Exchanges.

(i)           To permit registrations of transfers and exchanges, Hancock shall execute and the Trustee shall authenticate the Global Note, and the Definitive Notes at the Registrar’s request.

(ii)           No service charge shall be made to a Holder for any registration of transfer or exchange, but Hancock may require payment of a sum sufficient to cover any stamp or transfer tax or similar governmental charge payable in connection therewith (other than any such stamp or transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 2.11, 3.6, 3.7, 3.8 and 9.5 hereto).

(iii)           The Global Note and Definitive Notes issued upon any registration of transfer or exchange of the Global Note shall be the valid obligations of Hancock, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Note and Definitive Notes surrendered upon such registration of transfer or exchange.

(iv)           The Registrar shall not be required: (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of fifteen (15) Business Days before the day of any selection of Notes for redemption under Section 3.2 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(v)           Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and Hancock may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and neither the Trustee, any Agent nor Hancock shall be affected by notice to the contrary.

(vi)           The Trustee shall authenticate the Global Note and Definitive Notes in accordance with the provisions of Section 2.2 hereof.

(i)           Legends.

(i)           Subordination Legend on Global Note and Definitive Notes.  Until the termination of the subordination arrangements in accordance with Section 11.9 hereof, the Trustee will cause to be clearly, conspicuously and prominently inserted on the face of each Note as well as any replacements thereof, the following legend (or such other notice reasonably acceptable to the Credit Facility Agent) in substantially the following form:

“THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN ARTICLE XI OF THE INDENTURE BETWEEN THE COMPANY AND THE TRUSTEE DATED [         ], 2012.  EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF ARTICLE XI APPLICABLE TO A HOLDER.”

(ii)           Global Note Legend.  The Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY SUCH CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OR IN ACCORDANCE WITH SECTION 9.6 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(e) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.”

“UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.  OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO.  OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

SECTION 2.7	REPLACEMENT OF NOTES.

If any mutilated Note is surrendered to the Trustee, or Hancock and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, Hancock shall issue and the Trustee, upon the written order of Hancock signed by two Officers of Hancock, shall authenticate a replacement Note if the Trustee’s requirements are met.  If required by the Trustee or Hancock, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and Hancock to protect Hancock, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  Hancock and the Trustee may charge the Holder of a replacement Note for their expenses in replacing a Note.

Every replacement Note is an additional obligation of Hancock and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.8	OUTSTANDING NOTES.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in the Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this section as not outstanding.  Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because Hancock or an Affiliate of Hancock holds the Note.

If a Note is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser as defined in Article 8 of the UCC.

If the principal amount of any Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than Hancock, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.9	TREASURY NOTES.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by Hancock, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with Hancock, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Trustee knows are so owned shall be so disregarded.

SECTION 2.10	TEMPORARY NOTES.

Until Definitive Notes are ready for delivery, Hancock may prepare and the Trustee shall authenticate temporary Notes upon a written order of Hancock signed by two Officers of Hancock.  Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that Hancock considers appropriate for temporary Notes (but shall, for the avoidance of doubt, contain the legends required under Section 2.6 hereof) and as shall be reasonably acceptable to the Trustee.  Without unreasonable delay, Hancock shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes, as applicable.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11	CANCELLATION.

Hancock at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange Act).  Certification of the destruction of all cancelled Notes shall be delivered to Hancock.  Hancock may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12	DEFAULTED INTEREST.

If Hancock defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes.  Hancock shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment.  Hancock shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest.  At least 15 days before the special record date, Hancock (or, upon the written request of Hancock, the Trustee in the name and at the expense of Hancock) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13	RECORD DATE.

The record date for purposes of determining the identity of Holders of the Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be as provided for in TIA Section 316(c).

SECTION 2.14	COMPUTATION OF INTEREST.

Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 2.15	CUSIP NUMBER.

Hancock in issuing the Notes may use a “CUSIP” number, and if it does so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes.  Hancock shall promptly notify the Trustee of any change in the CUSIP number.

ARTICLE III

REDEMPTION AND REPURCHASE

SECTION 3.1	NOTICES TO TRUSTEE.

If Hancock elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7 hereof, it shall furnish to the Trustee, at least 45 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days before a redemption date, an Officers’ Certificate setting forth (i) the paragraph of the Notes and clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

SECTION 3.2	SELECTION OF NOTES TO BE REDEEMED.

If less than all of the Notes are to be redeemed at any time, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee considers fair and appropriate.  In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

The Trustee shall promptly notify Hancock in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the portion of the principal amount thereof to be redeemed.  Notes and portions of Notes selected shall be in amounts of $1,000 or integral multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding principal amount of Notes held by such Holder, even if not an integral multiple of $1,000, shall be redeemed.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

The provisions of the two preceding paragraphs of this Section 3.2 shall not apply with respect to any redemption affecting only the Global Note, whether the Global Note is to be redeemed in whole or in part.  In case of any such redemption in part, the unredeemed portion of the principal amount of the Global Note shall remain outstanding.

SECTION 3.3	NOTICE OF REDEMPTION.

At least 30 days but not more than 60 days before a redemption date, Hancock shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

The notice shall identify the Notes to be redeemed and shall state:

(a)           the redemption date;

(b)           the redemption price;

(c)           if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(d)           name and address of the Paying Agent;

(e)           that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f)           that, unless Hancock defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(g)           the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(h)           the CUSIP number, noting that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

If any of the Notes to be redeemed is in the form of the Global Note, then such notice shall be modified by Hancock to the extent appropriate to accord with the Applicable Procedures for redemptions.

At Hancock’s request, the Trustee shall give the notice of redemption in Hancock’s name and at Hancock’s expense; provided, however, that Hancock shall have delivered to the Trustee, at least 45 days prior to the redemption date (unless a shorter time is acceptable to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.4	EFFECT OF NOTICE OF REDEMPTION.

Once notice of redemption is mailed in accordance with Section 3.3 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price.  A notice of redemption may not be conditional.  Failure to give such notice by mailing to any Holder of Notes or any defect therein shall not affect the validity of any proceedings for redemption of other Notes.

SECTION 3.5	DEPOSIT OF REDEMPTION PRICE.

On or prior to the redemption date, Hancock shall deposit with the Trustee or with the Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.4 hereof) immediately available funds sufficient to pay the redemption price of and accrued and unpaid interest, if any, and Additional Amounts, if any, on all Notes to be redeemed on that date.  The Trustee or the Paying Agent shall promptly return to Hancock any money deposited with the Trustee or the Paying Agent by Hancock in excess of the amounts necessary to pay the amount referred to in the immediately preceding sentence.

If Hancock complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption.  If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest (and Additional Amounts, if any) shall be paid to the Person in whose name such Note was registered at the close of business on such record date.  If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of Hancock to comply with the preceding paragraph, interest (and Additional Amounts, if any) shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.1 hereof.

SECTION 3.6	NOTES REDEEMED IN PART.

Upon surrender of a Note that is redeemed in part (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form reasonably satisfactory to the Company and the Trustee, duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing), Hancock shall issue and, upon Hancock’ written request, the Trustee shall authenticate for the Holder at the expense of Hancock a new Note equal in principal amount to the unredeemed portion of the Note surrendered.  The records of the Registrar and the Depository shall reflect any partial redemption of the Global Note.

SECTION 3.7	OPTIONAL REDEMPTION.

The Notes shall be subject to redemption for cash at the option of Hancock, in whole or in part, upon not less than 30 nor more than 60 days’ notice to each Holder of Notes to be redeemed at a redemption price equal to (i) 100.000% of the principal amount thereof, plus (ii) any accrued and unpaid interest, plus (iii) any Additional Amounts thereon to the redemption date.  Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof and subject to Article XI hereof.

SECTION 3.8	MANDATORY REPURCHASE.

(a)           Upon the occurrence of a Change of Control and subject to Hancock’s right to redeem all of the Notes pursuant to Section 3.7 and subject to Article XI hereof, each Holder of Notes shall have the right to require Hancock to repurchase all or any part (equal to $1,000 or an integral multiple thereof if in part) of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) at an offer price in cash equal to 101.000% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Amounts, if any, thereon to the date of purchase (the “Change of Control Payment”).  The offer to repurchase shall be made in the Change of Control Notice and shall offer to repurchase Notes pursuant to the procedures required by this Indenture and described in the Change of Control Notice.  If any of the Notes subject to a Change of Control Offer is in the form of the Global Note, such notice shall be modified by the Company to the extent appropriate to accord with the Applicable Procedures for repurchases.  Hancock shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.  To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 3.8, Hancock shall comply with the applicable securities laws and regulations and not be deemed to have breached its obligation under this section by virtue of its compliance with such securities laws or regulations.

The Change of Control Offer shall remain open for a period of at least 20 days following its commencement but no longer than 40 days, except to the extent that a longer period is required by applicable law (the “Change of Control Offer Period”).  No later than five Business Days after the termination of the Change of Control Offer Period (the “Change of Control Purchase Date”), Hancock shall purchase all Notes validly tendered and not properly withdrawn pursuant to the Change of Control Offer.  Payment for any Notes so purchased shall be made in the same manner as interest payments are made on the Notes.

If the Change of Control Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Additional Amounts, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such interest record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Change of Control Offer.

Within 30 days following any Change of Control, Hancock shall send, by first class mail, a notice to each of the Holders, with a copy of each such notice to the Trustee.  The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer.  The Change of Control Offer shall be made to all Holders.  The notice, which shall govern the terms of the Change of Control Offer, shall state:

(i)           that the Change of Control Offer is being made pursuant to this covenant and the length of time the Change of Control Offer shall remain open;

(ii)           the purchase price and the Change of Control Purchase Date;

(iii)           that any Note which is not validly tendered or are otherwise not accepted for payment shall continue to accrue interest;

(iv)           that, unless Hancock defaults in making such payment, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

(v)           that Holders electing to have a Note purchased pursuant to any Change of Control Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to Hancock, the Depository, or a Paying Agent at the address specified in the notice no later than the close of business on the last day of the Change of Control Offer Period; and

(vi)           that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the last day of the Change of Control Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note (or specified portion thereof) purchased.

Notwithstanding the foregoing provisions of this section, Hancock shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements  set forth in this section applicable to a Change of Control Offer made by Hancock and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

On the Change of Control Purchase Date, Hancock will, to the extent lawful and to the extent expressly permitted under Article XI hereof, (1) accept for payment all Notes or portions thereof validly tendered and not properly withdrawn pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so validly tendered and not properly withdrawn and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by Hancock.  The Paying Agent shall promptly mail to each Holder of Notes so validly tendered and not properly withdrawn the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any.

(b)           Except as set forth in Section 3.8(a) and subject to Article XI hereof, Hancock is not required to make any mandatory redemption, purchase or sinking fund payments with respect to the Notes prior to the Maturity Date.

ARTICLE IV

COVENANTS

SECTION 4.1	PAYMENT OF NOTES.

Hancock shall pay or cause to be paid the principal of, premium, if any, and interest and Additional Amounts, if any, on the Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any, and interest and Additional Amounts, if any, shall be considered paid on the date due if the Paying Agent, if other than Hancock or a Subsidiary thereof, holds as of 10:00 a.m.  Eastern Time on the due date money deposited by or for the benefit of Hancock in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest and Additional Amounts, if any, then due.

Hancock shall pay or cause to be paid interest on overdue principal, premium, if any, and interest and Additional Amounts, if any, on the Notes on the dates and in the manner provided in the Notes.

SECTION 4.2	MAINTENANCE OF OFFICE OR AGENCY.

Hancock shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon Hancock in respect of the Notes and this Indenture may be served.  Hancock shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time Hancock shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

Hancock may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve Hancock of its obligation to maintain an office or agency in the Borough of Manhattan, New York City, for such purposes.  Hancock shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Hancock hereby designates the Corporate Trust Office of the Trustee as one such office or agency of Hancock in accordance with Section 2.3 hereof.

SECTION 4.3	ADDITIONAL AMOUNTS.

Hancock will make all payments of principal of, premium, if any, and interest on, each Note free and clear of, and without withholding or deduction for or on account of, any current or future taxes, levies, imports, deductions, withholdings, collections, duties, assessments or charges of whatever nature and any fines, penalties, interest or liabilities with respect thereto imposed, levied, collected, withheld or assessed by or on behalf of any jurisdiction with which Hancock has any connection (including any jurisdiction from or through which payments under the Notes are made) or any political subdivision or authority therein or thereof having power to tax (referred to herein as a “Tax” or “Taxes”), unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law.  In the event that any such withholding or deduction for or on account of any Tax is required, (excluding any Taxes imposed on a Holder by the jurisdiction (or by a political subdivision thereof) under the laws of which (or under the laws of a political subdivision of which) the Holder is organized or if such Holder is an individual, the jurisdiction (or by a political subdivision thereof) of which such Holder is a citizen or resident), Hancock will pay such additional amounts (“Additional Amounts”) as will result in receipt by each Holder of any Note of such amounts as would have been received by such Holder or the beneficial owner with respect to such Note had no such withholding or deduction of Taxes been required, provided that:

(a)           No Additional Amounts shall be payable for or on account of any Tax which would not have been imposed but for:

(1)           the existence of any present or former connection between such Holder or the beneficial owner of such Note and any jurisdiction with which Hancock has any connection (including any jurisdiction from or through which payments under the Notes are made) or any political subdivision or authority therein (other than merely holding such Note), including, without limitation, such Holder or the beneficial owner of such Note being or having been a national, domiciliary or resident of or treated as a resident thereof or being or having been present or engaged in a trade or business therein or having had a permanent establishment therein;

(2)           the presentation of such Note (where presentation is required) more than 30 days after the date on which the payment in respect of such Note became due and payable or provided for, whichever is later, except to the extent that such Holder would have been entitled to such Additional Amounts if it had presented such Note for payment on any day within such period of 30 days;

(3)           the failure of such Holder or the beneficial owner of such Note to comply with a request by Hancock addressed to such Holder (A) to provide information concerning the nationality, residence or identity of such Holder or such beneficial owner or (B) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (A) or (B), is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

(4)           any combination of items (1) , (2) and (3) (collectively, the “Excluded Taxes”).

(b)           No Additional Amounts shall be payable to any Holder who is not the beneficial owner of such Note (including a fiduciary or partnership) to the extent that the beneficial owner of such Note would not have been entitled to such Additional Amounts had it been the Holder of the Note.

In the event that Hancock fails to pay any Taxes (other than Excluded Taxes) when due to the appropriate taxing authority and a Holder is subsequently assessed by such taxing authority in respect of such Taxes, Hancock shall pay such Taxes assessed to the taxing authority.  In the event that a Holder previously shall have paid such Taxes to the taxing authority, Hancock shall promptly indemnify and reimburse such Holder in respect of all such Taxes so paid plus interest at the rate borne by the Notes.

Whenever there is mentioned, in any context, the payment of principal, premium or interest in respect of any Note or the net proceeds received on the sale or exchange of any Note, such mention shall be deemed to include the payment of Additional Amounts provided for in this Indenture to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to this Indenture.

SECTION 4.4	PAYMENT CERTIFICATIONS.

At least ten (10) days prior to the first date on which payment of principal and any premium, interest or Additional Amounts, if any, on the Notes is to be made, and at least ten (10) days prior to any subsequent such date if there has been any change with respect to the matters set forth in the Officers’ Certificate described in this section, Hancock will furnish the Trustee and the Paying Agent, if other than the Trustee, with an Officers’ Certificate instructing the Trustee and the Paying Agent whether such payment of principal, premium, interest or Additional Amounts, if any, on the Notes (whether or not in the form of Definitive Notes or the Global Note) shall be made to the Holders without withholding for or on account of Taxes, unless the withholding or deduction of such Taxes is then required by law.  If any such withholding shall be required, then such Officers’ Certificate shall specify the amount, if any, required to be withheld on such payments to such Holders and Hancock will pay to the Trustee or the Paying Agent the Additional Amounts pursuant to the terms of this Indenture and the Notes.  Hancock shall indemnify the Trustee and the Paying Agent for, and hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers’ Certificate furnished to them pursuant to this section.

SECTION 4.5	COMPLIANCE CERTIFICATE.

(a)           Hancock shall deliver to the Trustee, within one hundred twenty (120) days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of Hancock and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether Hancock has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificates that to the best of his or her knowledge Hancock has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred describing all such Defaults or Events of Default of which he or she may have knowledge and what action Hancock is taking, or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action Hancock is taking or proposes to take with respect thereto.

(b)           Hancock shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer of Hancock becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action Hancock is taking or proposes to take with respect thereto.

SECTION 4.6	COMPLIANCE WITH TIA.

Hancock agrees to comply with all provisions of the TIA applicable to it, including without limitation, Section 314(b) thereof.

SECTION 4.7	MAINTENANCE OF EXISTENCE.

(a)           Hancock and each Guarantor shall at all times preserve, renew and keep in full force and effect its existence and rights and franchises with respect thereto and maintain in full force and effect all licenses, trademarks, tradenames, approvals, authorizations, leases, contracts and Permits necessary to carry on the business as presently or proposed to be conducted, other than as permitted in this Indenture and other than the termination or expiration of leases in the ordinary course of business; provided, however, that neither Hancock nor any Guarantor shall be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of Hancock and its Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Holders.

(b)           Neither Hancock nor any Guarantor shall change its name unless each of the following conditions is satisfied: (i) Trustee shall have received not less than thirty (30) days prior written notice from Hancock of such proposed change in its corporate name, which notice shall accurately set forth the new name; and (ii) Trustee shall have received a copy of the amendment to the certificate of incorporation or formation of Hancock or such Guarantor providing for the name change certified by the Secretary of State of the jurisdiction of incorporation or organization of Hancock or such Guarantor as soon as it is available.

(c)           Neither Hancock nor any Guarantor shall change its chief executive office or its mailing address or organizational identification number (or if it does not have one, shall not acquire one) unless Trustee shall have received not less than thirty (30) days’ prior written notice from Hancock of such proposed change, which notice shall set forth such information with respect thereto as Trustee may require and Trustee shall have received such agreements as Trustee may reasonably require in connection therewith.  Neither Hancock nor any Guarantor shall change its type of organization, jurisdiction of organization or other legal structure.

SECTION 4.8	NEW COLLATERAL LOCATIONS.

Hancock and each Guarantor may only open any new location, provided (a) Hancock or Guarantor (i) gives Trustee twenty (20) days prior written notice of the intended opening of any such new location, (ii) prior to the opening of any new location or the relocation of any Collateral or other assets or properties thereto, grants to the Trustee, for the benefit of the Trustee and the Holders, a security interest in and Lien on such assets or properties (which security interest and lien shall be subject to the provisions of Article XI hereof), (iii) causes such Lien to be duly perfected in any manner permitted by law, and (iv) executes and delivers, or causes to be executed and delivered, to the Trustee such agreements, documents, and instruments, including opinions of local counsel, as Trustee may deem reasonably necessary or desirable to protect its interests in the Collateral, assets and properties at such location.

SECTION 4.9	COMPLIANCE WITH LAWS, REGULATIONS, ETC.

(a)           Hancock and each Guarantor shall, and shall cause any Subsidiary to, at all times, comply in all material respects with all laws, rules, regulations, licenses, approvals, orders and other Permits applicable to it and duly observe all requirements of any foreign, Federal, State or local Governmental Authority.

(b)           Hancock and each Guarantor shall indemnify and hold harmless Trustee and the Holders and their respective directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including reasonable attorneys’ fees and expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of Hancock or any Guarantor and the preparation and implementation of any closure, remedial or other required plans.  All representations, warranties, covenants and indemnifications in this section shall survive the payment of the Notes and the termination of this Indenture.

SECTION 4.10	PAYMENT OF TAXES AND CLAIMS.

Hancock and each Guarantor shall, and shall cause any Subsidiary to, promptly pay and discharge all material Taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for Taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Hancock or the Guarantor, as the case may be; provided, that (i) adequate reserves with respect to such contest are maintained on the books of Hancock or Guarantor, in accordance with GAAP; (ii) no Lien shall be imposed to secure payment of such charges (other than payments to warehousemen and/or bailees) that is superior to any of the Liens securing the Notes and such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such charges; (iii) none of the Collateral becomes subject to forfeiture or loss as a result of such contest; and (iv) Hancock or the Guarantors shall promptly pay or discharge such contested charges, Taxes or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Trustee evidence reasonably acceptable to Trustee of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Hancock or Guarantor or the conditions set forth in this section are no longer met.

SECTION 4.11	INSURANCE.

Hancock and each Guarantor shall, and shall cause any Subsidiary to, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated.

SECTION 4.12	FINANCIAL STATEMENTS AND OTHER INFORMATION.

Hancock and each Guarantor shall, and shall cause each Subsidiary to, keep proper books and Records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of each of Hancock, such Guarantor and their respective Subsidiaries, in accordance with GAAP.  So long as any Notes are outstanding, Hancock shall furnish to all Holders and to the Trustee, within 135 days after Hancock’s fiscal year end, annual financial information required to be contained in a filing with the Commission on Form 10-K.  Such annual financial information may be delivered to the Holders and the Trustee in any manner permitted under the rules and regulations promulgated by the Commission.  Annual information filed with the Commission via the EDGAR system will be deemed to be delivered to the Trustee as of the time of such filing via EDGAR for purposes of this section.

SECTION 4.13	SALE OF ASSETS, CONSOLIDATION, MERGER, DISSOLUTION, ETC.

Hancock and each Guarantor shall not, and shall not permit any Subsidiary to, directly or indirectly,

(a)           sell, issue, assign, lease, license, transfer, abandon or otherwise dispose of any Capital Stock or Indebtedness to any other Person or any of its assets to any other Person, except for:

(i)           Permitted Dispositions,

(ii)           the issuance of Capital Stock of Hancock consisting of common stock pursuant to a restricted stock award, an employee stock option or grant or similar equity plan or 401(k) plans of Hancock for the benefit of its employees, directors and consultants, provided, that, in no event shall Hancock be required to issue, or shall Hancock issue, Capital Stock pursuant to such stock plans or 401(k) plans which would result in a Change of Control or other Event of Default,

(iii)           the sublease by Hancock or any Guarantor of any Real Property leased by Hancock or a Guarantor; provided, that, as to any such sublease, (A) after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, and (B) such sublease shall be on commercially reasonable prices and terms in a bona fide arm’s length transaction,

(iv)           Licenses and sublicenses of Intellectual Property by Hancock or a Guarantor to Hancock or another Guarantor in the ordinary course of business and consistent with past practices,

(v)           any sale, issuance, assignment, lease, license, transfer, abandonment or other disposition of any Capital Stock or Indebtedness to any other Person or any of its assets to any other Person to the extent permitted under the Credit Facility, or

(vi)           issuance of the New Warrants pursuant to the Warrant Exchange and the Specified Common Stock in accordance with the terms of the Specified Warrants.

(b)           wind up, liquidate or dissolve except that any Guarantor or Subsidiary of Hancock may wind up, liquidate and dissolve, provided, that, each of the following conditions is satisfied: (i) the winding up, liquidation and dissolution of such Guarantor or other Subsidiary shall not violate any law or any order or decree of any court or other Governmental Authority in any material respect and shall not conflict with or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, or any other agreement or instrument to which Hancock or any Guarantor is a party or may be bound, (ii) such winding up, liquidation or dissolution shall be done in accordance with the requirements of all applicable laws and regulations, (iii) effective upon such winding up, liquidation or dissolution, all of the assets and properties of such Guarantor or other Subsidiary shall be duly and validly transferred and assigned to its shareholders, free and clear of any liens, restrictions or encumbrances other than the security interest and liens of the Credit Facility and this Indenture, (iv) Trustee shall have received all documents and agreements that Hancock or Guarantor has filed with any Governmental Authority or as are otherwise required to effectuate such winding up, liquidation or dissolution, (v) neither Hancock nor Guarantor shall assume any obligations or liabilities as a result of such winding up, liquidation or dissolution, or otherwise become liable in respect of any Indebtedness or liabilities of the entity that is winding up, liquidating or dissolving, unless such Indebtedness is otherwise expressly permitted hereunder, (vi) Trustee shall have received not less than ten (10) Business Days prior written notice of the intention of such Guarantor or Subsidiary to wind up, liquidate or dissolve, and (vii) as of the date of such winding up, liquidation or dissolution and after giving effect thereto, no Default or Event of Default shall exist or have occurred; or

(c)           agree to do any of the foregoing.

SECTION 4.14	ENCUMBRANCES.

Hancock and each Guarantor shall not, and shall not permit any Subsidiary to, create, incur, assume or suffer to exist any security interest, mortgage, pledge, Lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including the Collateral, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any security interest or Lien with respect to any such assets or properties, except:

(a)           the security interests and liens arising out of or securing the Credit Facility;

(b)           the security interest and liens arising out of this Indenture and the Collateral Documents;

(c)           liens securing the payment of Taxes, assessments or other governmental charges or levies either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Hancock or such Guarantor or Subsidiary, as the case may be, and with respect to which adequate reserves have been set aside on its books;

(d)           non-consensual statutory liens (other than liens securing the payment of Taxes) arising in the ordinary course of Hancock’s, such Guarantor’s or a Subsidiary’s business to the extent: (i) such liens secure Indebtedness which is not overdue or (ii) such liens secure Indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to Hancock, such Guarantor or such Subsidiary, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books;

(e)           zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of Real Property which do not interfere in any material respect with the use of such Real Property or ordinary conduct of the business of Hancock, a Guarantor or a Subsidiary as currently conducted thereon or materially impair the value of the Real Property which may be subject thereto;

(f)           purchase money security interests in Equipment (including Capital Leases) and purchase money mortgages on Real Property to secure Indebtedness permitted under this Indenture;

(g)           pledges and deposits of cash by Hancock or any Guarantor after the date hereof in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security benefits consistent with the current practices of Hancock or such Guarantor as of the date hereof;

(h)           pledges and deposits of cash by Hancock or any Guarantor after the date hereof to secure the performance of tenders, bids, leases, trade contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations in each case in the ordinary course of business consistent with the current practices of Hancock or such Guarantor as of the date hereof;

(i)           liens arising from (i) operating leases and the precautionary UCC financing statement filings in respect thereof and (ii) equipment or other materials which are not owned by Hancock or any Guarantor located on the premises of Hancock or a Guarantor (but not in connection with, or as part of, the financing thereof) from time to time in the ordinary course of business and consistent with current practices of Hancock or such Guarantor and the precautionary UCC financing statement filings in respect thereof;

(j)           liens or rights of setoff against credit balances of Hancock with Credit Card Issuers or Credit Card Processors or amounts owing by such Credit Card Issuers or Credit Card Processors to Hancock in the ordinary course of business, but not liens on or rights of setoff against any other property or assets of Hancock, pursuant to the Credit Card Agreements (as in effect on the date hereof) to secure the obligations of Hancock to the Credit Card Issuers or Credit Card Processors as a result of fees and chargebacks;

(k)           statutory or common law liens or rights of setoff of depository banks with respect to funds of Hancock or any Guarantor at such banks to secure fees and charges in connection with returned items or the standard fees and charges of such banks in connection with the deposit accounts maintained by Hancock and any Guarantor at such banks (but not any other Indebtedness);

(l)            judgments and other similar liens arising in connection with court proceedings that do not constitute an Event of Default, provided, that, (i) such liens are being contested in good faith and by appropriate proceedings diligently pursued, (ii) adequate reserves or other appropriate provision, if any, as are required by GAAP have been made therefor, and (iii) a stay of enforcement of any such liens is in effect;

(m)          the security interests and liens which are permitted under the Credit Facility whether or not otherwise permitted by this Indenture; or

(n)           non-consensual security interests and liens which are not permitted by the other provisions of this Indenture to secure Indebtedness and other liabilities in an amount not to exceed $115,000 in the aggregate.

SECTION 4.15	INDEBTEDNESS.

Hancock and each Guarantor shall not, and shall not permit any Subsidiaries to, incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness, or Guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly), the Indebtedness, performance, obligations or dividends of any other Person, except:

(a)           the Notes (or any refinancing thereof);

(b)           the Credit Facility and the Indebtedness of Hancock and the other Loan Parties under the Credit Facility Documents (or any refinancing thereof);

(c)           purchase money Indebtedness (including Capital Leases) arising after the date hereof to the extent secured by purchase money security interests in Equipment (including Capital Leases) and purchase money mortgages on Real Property not to exceed $2,875,000 in the aggregate at any time outstanding so long as such security interests and mortgages do not apply to any property of Hancock, Guarantor or Subsidiary other than the Equipment or Real Property so acquired, and the Indebtedness secured thereby does not exceed the cost of the Equipment or Real Property so acquired, as the case may be;

(d)           the Indebtedness of Hancock or any Guarantor to Hancock or any other Guarantor or any other Subsidiary of Hancock arising pursuant to loans permitted under this Indenture;

(e)           Indebtedness of Hancock or any Guarantor entered into in the ordinary course of business pursuant to a Hedge Agreement; provided, that, (i) such arrangements are not for speculative purposes, and (ii) such Indebtedness shall be unsecured, except to the extent such Indebtedness constitutes part of the obligations arising under or pursuant to Hedge Agreements with any Bank Product Provider that are secured under the terms of the Credit Facility;

(f)           unsecured Guarantees by Hancock or a Guarantor of the obligations of Hancock or a Guarantor arising pursuant to a lease from a third party in a bona fide arm’s length transaction of real property for use as a retail store location in the ordinary course of the business of Hancock or a Guarantor; provided, that, (i) the Person issuing such Guarantee is permitted hereunder to incur directly the obligation that is being guaranteed and (ii) as of the date on which such Guarantee is issued no Event of Default exists or has occurred and is continuing;

(g)           Indebtedness of Hancock or any Guarantor arising after the date of this Indenture to any third person not otherwise provided for in this section, provided, that, in each case, each of the following conditions is satisfied and Hancock certifies to the Trustee that each of the following conditions is satisfied: (i) such Indebtedness shall be subject and subordinate in right of payment to the right of Holders to receive the prior indefeasible payment and satisfaction in full payment of all of the Notes, (ii) as of the date of incurring such Indebtedness and after giving effect thereto, no Default or Event of Default shall exist or have occurred, (iii) as of the date of incurring such Indebtedness and after give effect thereto, the Interest Coverage Ratio is greater than 2.0, and (iv) such Indebtedness shall not exceed $20,000,000 at any time;

(h)           intercompany indebtedness between (i) Hancock and any Subsidiary of Hancock and (ii) any Subsidiary of Hancock and any other Subsidiary of Hancock; and

(i)            Indebtedness permissible under the Credit Facility which is not permitted by the other provisions of this section.

SECTION 4.16	LOANS, INVESTMENTS, ETC.

Hancock and each Guarantor shall not, and shall not permit any Subsidiary to, directly or indirectly, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary immediately prior to such merger) any Capital Stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit or all or a substantial part of the assets or property of any other Person (whether through purchase of assets, merger or otherwise), or form or acquire any Subsidiaries, or agree to do any of the foregoing (each of the foregoing an “Investment”), except:

(a)           Permitted Investments;

(b)           Permitted Acquisitions;

(c)           Investments by Hancock, a Guarantor or other Subsidiary of Hancock in another Guarantor or other Subsidiary of Hancock, in each case after the date hereof, provided, that, to the extent that such Investment gives rise to any Indebtedness, such Indebtedness is permitted hereunder and to the extent that such Investment gives rise to the issuance of any shares of Capital Stock, such issuance is permitted hereunder;

(d)           loans by Hancock or a Guarantor to another Guarantor after the date hereof; and

(e)           the loans and advances permitted under the Credit Facility which are not permitted by the other provisions of this section.

For purposes of determining compliance with this Section 4.16, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described herein, Hancock may classify such Indebtedness in its sole discretion in one of the classes above and shall be entitled to divide and classify an item in more than one category.

SECTION 4.17	RESTRICTED PAYMENTS.

Hancock and each Guarantor shall not, and shall not permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

(a)           Hancock may make Restricted Payments with respect to its Capital Stock payable solely in additional shares of its Capital Stock that satisfies the requirements for issuance of Capital Stock by Hancock under Section 4.13(a) hereof;

(b)           Subsidiaries of Hancock or any Guarantor may make Restricted Payments to Hancock or to other Subsidiaries of Hancock;

(c)           A Guarantor may make Restricted Payments to another Guarantor for the purpose of paying dividends in respect of the Capital Stock of a Guarantor;

(d)           Hancock and Guarantors may repurchase Capital Stock consisting of common stock held by employees pursuant to any employee stock ownership plan thereof upon the termination, retirement or death of any such employee in accordance with the provisions of such plan or upon the vesting of restricted stock in any such employee in accordance with the provisions of the restricted stock plan, provided, that, as to any such repurchase, each of the following conditions is satisfied: (i) as of the date of the payment for such repurchase and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (ii) such repurchase shall be paid with funds legally available therefor, (iii) such repurchase shall not violate any law or regulation or the terms of any indenture, agreement or undertaking to which Hancock or such Guarantor is a party or by which such Hancock or Guarantor or its or their property are bound, and (iv) the aggregate amount of all payments for such repurchases in any calendar year shall not exceed $4,600,000;

(e)           Hancock may make Restricted Payments for the purpose of paying dividends and paying other distributions in respect of its Capital Stock or the repurchase of its Capital Stock in an amount not to exceed $1,150,000 in the aggregate in any calendar year and not to exceed $3,450,000 in the aggregate during the term of this Indenture, provided, that, as of the date of any such payment and after giving effect thereto, no Default or Event of Default shall exist or have occurred; and

(f)           Hancock may make payments (voluntary, mandatory or otherwise) of principal, interest and all other obligations (whether in cash or in kind) with respect to all permitted Indebtedness, as set forth in Section 4.15 of this Indenture.

SECTION 4.18	TRANSACTIONS WITH AFFILIATES.

Hancock and each Guarantor shall not, directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, director or other Affiliate of Hancock or a Guarantor, except (a) in the ordinary course of Hancock’s or a Guarantor’s business and upon terms no less favorable to Hancock or a Guarantor than Hancock or a Guarantor would obtain in a comparable arm’s length transaction with an unaffiliated person, (b) for any purchase or acquisition by Hancock or a Guarantor from Hancock or another Guarantor, any sale or transfer by Hancock or a Guarantor to Hancock or another Guarantor, or any lease of any property by Hancock or a Guarantor from Hancock or another Guarantor or lease of any property from Hancock or a Guarantor to Hancock or another Guarantor and (c) transactions expressly permitted by this Indenture.  The provisions of this paragraph shall not apply to:

(a)           An issuance of securities, or other than payments, awards or grants in cash, securities or otherwise pursuant to or the finding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors.

(b)           Loans or advances to employees in the ordinary course of business in accordance with past practice.

(c)           The payment of reasonable fees to directors of the Company and its subsidiaries who are not employees of Hancock or its subsidiaries.

(d)           Any transaction on arm’s length terms with persons that are not Affiliates at the time of such transaction, but that become Affiliates as a result of such transaction.

(e)           The issuance of any capital stock.

(f)           Transactions pursuant to the terms of any agreement currently in effect or amendments, renewals or extensions that have terms not less favorable to Hancock than those under the original agreement.

SECTION 4.19	COMPLIANCE WITH ERISA.

Hancock and each Guarantor shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal and State law; (b) not terminate any Pension Plan so as to incur any material liability to the Pension Benefit Guaranty Corporation; (c) not allow or suffer to exist any prohibited transaction involving any Plan or any trust created thereunder which would subject Hancock, a Guarantor or an ERISA Affiliate to a material tax or other material liability on prohibited transactions imposed under Section 4975 of the Code or ERISA; (d) make in all material respects all required contributions to any Plan (determined without regard to any waiver) which it is obligated to pay under the Pension Funding Rules or the terms of such Plan; (e) not engage in a transaction that would reasonably be expected to be subject to Section 4069 or 4212(c) of ERISA; or (f) not allow or suffer to exist any occurrence of a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the Pension Benefit Guaranty Corporation has been waived by regulation) or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any Pension Plan that is a single employer plan, which termination would reasonably be expected to result in any material liability to the Pension Benefit Guaranty Corporation.

SECTION 4.20	CHANGE IN BUSINESS.

Hancock and each Guarantor shall not engage in any business other than the business of Hancock or a Guarantor on the date hereof and any business reasonably related, ancillary or complimentary to the business in which Hancock or a Guarantor is engaged on the date hereof.

SECTION 4.21	LIMITATION OF RESTRICTIONS AFFECTING SUBSIDIARIES.

Hancock and each Guarantor shall not, directly, or indirectly, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or limits the ability of any Subsidiary of Hancock or a Guarantor to (a) pay dividends or make other distributions or pay any Indebtedness owed to Hancock or a Guarantor or any Subsidiary of Hancock or a Guarantor; (b) make loans or advances to Hancock or a Guarantor or any Subsidiary of Hancock or a Guarantor, or (c) transfer any of its properties or assets to Hancock or a Guarantor or any Subsidiary of Hancock or a Guarantor; whether now owned or hereafter acquired, except for encumbrances and restrictions arising under (i) applicable law, (ii) this Indenture, (iii) the Credit Facility, (iv) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of Hancock or a Guarantor or any Subsidiary of Hancock or a Guarantor, (v) customary restrictions on dispositions of real property interests found in reciprocal easement agreements of Hancock or a Guarantor or any Subsidiary of Hancock or a Guarantor, (vi) any agreement relating to Indebtedness incurred by a Subsidiary of Hancock or a Guarantor prior to the date on which such Subsidiary was acquired by Hancock or such Guarantor and outstanding on such acquisition date, and (vii) the extension or continuation of contractual obligations in existence on the date hereof; provided, that, any such encumbrances or restrictions contained in such extension or continuation are no less favorable to the Holders than those encumbrances and restrictions under or pursuant to the contractual obligations so extended or continued.

SECTION 4.22	CREDIT CARD AGREEMENTS.

Hancock and each Guarantor shall (a) observe and perform all material terms, covenants, conditions and provisions of the Credit Card Agreements to be observed and performed by it at the times set forth therein; and (b) at all times maintain in full force and effect the Credit Card Agreements and not terminate, cancel, surrender, modify, amend, waive or release any of the Credit Card Agreements, or consent to or permit to occur any of the foregoing; except, that, Hancock or any Guarantor may terminate or cancel any of the Credit Card Agreements in the ordinary course of the business of Hancock or such Guarantor and to the extent permitted under the Credit Facility.

SECTION 4.23	AFTER ACQUIRED REAL PROPERTY.

If Hancock or any Guarantor hereafter acquires any Real Property, fixtures or any other property that is of the kind or nature described in the Mortgage and such Real Property, fixtures or other property is adjacent to, contiguous with or necessary or related to or used in connection with any Real Property then subject to a Mortgage, or if such Real Property is not adjacent to, contiguous with or related to or used in connection with such Real Property, then if such Real Property, fixtures or other property at any location (or series of adjacent, contiguous or related locations, and regardless of the number of parcels) has a fair market value in an amount equal to or greater than $287,500 (or if an Event of Default exists, then regardless of the fair market value of such assets), without limiting any other rights of the Trustee or the Holders, or duties or obligations of Hancock or any Guarantor, Hancock or such Guarantor shall execute and deliver to Trustee for the benefit of the Trustee and the Holders a mortgage, deed of trust or deed to secure debt, in form and substance substantially similar to the Mortgage and as to any provisions relating to specific state laws and in form appropriate for recording in the real estate records of the jurisdiction in which such Real Property or other property is located granting to Trustee a lien and mortgage on and security interest in such Real Property, fixtures or other property (except as Hancock or such Guarantor would otherwise be permitted to incur hereunder or under the Mortgage) provided, that, as to any such Real Property that is not adjacent, contiguous or related to Real Property then subject to a Mortgage, if the purchase price for such Real Property is paid with the initial proceeds of a loan from a financial institution giving rise to Indebtedness permitted under this Indenture, then Hancock or such Guarantor shall not be required to execute and deliver such mortgage, deed of trust or deed to secure debt in favor of the Trustee and the Holders with respect to such Real Property.

SECTION 4.24	FOREIGN ASSETS CONTROL REGULATIONS, ETC.

The issuance of the Notes will not violate the Trading With the Enemy Act (50 USC §1 et seq., as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (including, but not limited to (a) Executive order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed.  Reg.  49079 (2001)) (the “Executive Order”) and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56).  Neither Hancock nor any of its Subsidiaries is or will become a “blocked person” as described in the Executive Order, the Trading with the Enemy Act or the Foreign Assets Control Regulations or engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person.”

SECTION 4.25	FURTHER ASSURANCES.

(a)           In the case of the formation or acquisition by Hancock or a Guarantor of any Subsidiary after the date hereof, as to any such Subsidiary, (i) Hancock or the Guarantor forming such Subsidiary shall cause any such Subsidiary to execute and deliver to Trustee, the following: (A) an absolute and unconditional Guarantee of payment of the Notes in the form of Exhibit B, (B) a security agreement granting to Trustee for the benefit of the Trustee and the Holders a security interest and Lien upon all of the assets of any such Subsidiary of the type or category of the assets of Hancock and the Guarantors subject to the security interests and Liens pursuant hereto (in each case, subject to Article XI hereof), and (C) such other agreements, documents and instruments previously delivered under this Indenture with respect to assets of the type or category of assets of Hancock and the Guarantors subject to the security interests and Liens pursuant hereto.

(b)           In the case of an acquisition of assets (other than Capital Stock) by Hancock or a Guarantor pursuant to a Permitted Acquisition after the date hereof, Trustee shall have received: (i) evidence that Trustee has valid and perfected security interests in and liens upon all purchased assets, and (ii) the agreement of the seller consenting to the collateral assignment by Hancock or the Guarantor purchasing such assets of all rights and remedies and claims for damages of Hancock or the Guarantor relating to the Collateral (including, without limitation, any bulk sales indemnification) under the agreements, documents and instruments relating to such acquisition.

(c)           At the request of Trustee at any time and from time to time, Hancock and the Guarantors shall, at their expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Indenture.

SECTION 4.26	LEASEHOLD ESTATES.

Neither Hancock nor any Guarantor shall, nor shall any of them permit any of their Subsidiaries to, enter into any leasehold mortgage, deed of trust or any other agreement irrespective of how so identified which grants to any third party a leasehold mortgage in such leasehold estate and the properties and assets located therein except to the extent permitted under the Credit Facility.

ARTICLE V

SUCCESSORS

SECTION 5.1	MERGER, CONSOLIDATION OR SALE OF ASSETS OF HANCOCK.

Hancock shall not, in a single transaction or series of related transactions, consolidate or merge with or into (whether or not Hancock is the surviving corporation), or directly and/or indirectly through its Subsidiaries sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets determined on a consolidated basis for Hancock and its Subsidiaries taken as a whole in one or more related transactions, to another Person unless (i) Hancock is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than Hancock) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of one of the states of the United States; (ii) the Person formed by or surviving any such consolidation or merger (if other than Hancock) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of Hancock under the Notes and this Indenture pursuant to a Supplemental Indenture in the form set forth as Exhibit B; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) Hancock shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel addressed to the Trustee with respect to the foregoing matters.

SECTION 5.2	SUCCESSOR CORPORATION OF HANCOCK SUBSTITUTED.

Upon any consolidation or merger, or any sale, assignment, transfer, lease conveyance or other disposition of all or substantially all of the properties or assets of Hancock in accordance with Section 5.1 hereof, the successor corporation formed by such consolidation or into or with which Hancock is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for, Hancock under this Indenture and the Notes (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to “Hancock” shall refer instead to the successor corporation and not to Hancock), and may exercise every right and power of Hancock under this Indenture with the same effect as if such successor Person had been named as Hancock herein; provided, however, that the predecessor corporation shall not be relieved from the obligation to pay the principal, premium if any, and interest and Additional Amounts, if any, on the Notes except in the case of a sale of all or substantially all of Hancock’s properties or assets that meets the requirements of Section 5.1 hereof.

ARTICLE VI

DEFAULTS AND REMEDIES

SECTION 6.1	EVENTS OF DEFAULT.

An “Event of Default” occurs if:

(a)           Hancock defaults in the payment of interest on, or Additional Amounts with respect to, any Note when the same becomes due and payable and the Default continues for a period of 30 days;

(b)           Hancock defaults in the payment of the principal of or premium, if any, on any Note when the same becomes due and payable at maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

(c)           Hancock fails to comply with any of its other agreements or covenants in, or provisions of, the Notes or this Indenture and the Default continues for a period of 60 days after there has been given to Hancock by the Trustee or to Hancock and the Trustee by the Holders of at least 50.1% in principal amount of the outstanding Notes a written notice specifying such Default and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(d)           a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Hancock or any Guarantor (or the payment of which is guaranteed by Hancock or any Guarantor), whether such Indebtedness or Guarantee exists on the date of this Indenture or shall be created thereafter, which default (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the applicable grace period provided in such Indebtedness on the date of such default (a “Payment Default”) or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5,750,000 or more;

(e)           a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against Hancock or any of its Subsidiaries, and such judgment or judgments are not paid, discharged or stayed for a period of 60 days, provided that the aggregate of all such undischarged and unpaid judgments exceeds $5,750,000;

(f)           Hancock or any of its Significant Subsidiaries or group of Subsidiaries that, together taken (as of the latest audited consolidated financial statement for Hancock and its Subsidiaries), would constitute a Significant Subsidiary (a “Group of Subsidiaries”), pursuant to or within the meaning of the Bankruptcy Code:

(i)            commences a voluntary case;

(ii)            consents to the entry of an order for relief against it in an involuntary case;

(iii)           consents to the appointment of a Custodian of it or for all or substantially all of its property;

(iv)           makes a general assignment for the benefit of its creditors; or

(v)           generally is not paying its debts as they become due;

(g)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that, in each case remains unstayed and in effect for 30 consecutive days, and that:

(vi)           is for relief against Hancock or any Significant Subsidiary or Group of Subsidiaries in an involuntary case;

(vii)          appoints a Custodian of Hancock or any Significant Subsidiary or Group of Subsidiaries or for all or substantially all of the property of Hancock or any Significant Subsidiary or Group of Subsidiaries; or

(viii)          orders the liquidation of Hancock or any Significant Subsidiary or Group of Subsidiaries; or

(h)           the security interest in the Collateral shall cease to be in full force and effect or enforceable in accordance with the terms of the Collateral Documents or this Indenture.

The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

SECTION 6.2	ACCELERATION.

If an Event of Default (other than an Event of Default specified in clause (f) or (g) of Section 6.1) occurs and is continuing, the Trustee, upon the written direction of the Holders of at least 50.1% in aggregate principal amount of the then outstanding Notes, by written notice to Hancock, may declare the unpaid principal of and any premium and accrued interest, and Additional Amounts, if any, on all the Notes to be due and payable.  Upon such declaration, 100% of the principal amount of the Notes plus any premium and accrued and unpaid interest, and Additional Amounts, if any, on the Notes shall be due and payable immediately.  If an Event of Default specified in clause (f) or (g) of Section 6.1 relating to Hancock, any Significant Subsidiary or any Group of Subsidiaries occurs, all such amounts shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.  The Holders of a majority in principal amount of the then outstanding Notes by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest or Additional Amounts that has become due solely because of the acceleration) have been cured or waived.  The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

SECTION 6.3	OTHER REMEDIES.

If an Event of Default occurs and is continuing, the Trustee may, if indemnified to its satisfaction pursuant to Section 7.1(e) hereof, and shall, upon having been requested so to do by the Holders of at least 50.1% in aggregate principal amount of the then outstanding Notes and having been indemnified to its satisfaction pursuant to Section 7.1(e) hereof, pursue any available remedy to collect the payment of principal, premium, if any, and interest and Additional Amounts, if any, on the Notes or to enforce the performance of any provision of the Notes, this Indenture or the Collateral Documents, in each case, subject to Article XI hereof.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

SECTION 6.4	WAIVER OF EXISTING DEFAULTS.

Subject to Section 6.7 and Section 9.2, Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Additional Amounts, if any, or interest on, the Notes (including in connection with an offer to purchase).  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.5	CONTROL BY MAJORITY.

Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it, including, without limitation, under the Collateral Documents, provided that Trustee is indemnified to its satisfaction pursuant to Section 7.1(e) hereof.  However, the Trustee may refuse to follow any direction that conflicts with law, this Indenture or the Collateral Documents or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

SECTION 6.6	LIMITATION ON SUITS.

A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if (and subject to Article XI hereof):

(a)           the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

(b)           the Holders of at least 50.1% in aggregate of the principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(c)           such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense pursuant to Section 7.1(e) hereof;

(d)           the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(e)           during such 60-day period the Holders of a majority in aggregate of the principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

SECTION 6.7	RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

Notwithstanding any other provision of this Indenture but subject to Article XI hereof, the right of any Holder of a Note to receive payment of principal, premium and Additional Amounts, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.8	COLLECTION SUIT BY TRUSTEE.

If an Event of Default specified in Section 6.1 (a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against Hancock for the whole amount of principal of, premium and Additional Amounts, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 7.7.

SECTION 6.9	TRUSTEE MAY FILE PROOFS OF CLAIM.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to Hancock (or any other obligor upon the Notes), its creditors or its property and will be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, or any adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10	PRIORITIES.

If the Trustee collects any money pursuant to this Article, it shall, subject to Article XI hereof, pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.7 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of such collection;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Additional Amounts, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Additional Amounts, if any, and interest, respectively; and

Third: to Hancock or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11	UNDERTAKING FOR COSTS.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in aggregate of the principal amount of the then outstanding Notes.

ARTICLE VII

TRUSTEE

SECTION 7.1	DUTIES OF TRUSTEE.

(a)           If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)           Except during the continuance of an Event of Default:

(i)           the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)           in the absence of bad faith on its part the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)           The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)           this paragraph does not limit the effect of paragraph (b) of this section;

(ii)           the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)          the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

(d)           Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this section.

(e)           No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability.  The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f)           The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with Hancock.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)           The Trustee is hereby authorized to act on behalf of the Holders as collateral agent, secured party, beneficiary, or pledgee under the Collateral Documents, as appropriate, and to exercise such powers and to perform such duties as are set forth in the Collateral Documents on their behalf, together with such other powers as are reasonably incident thereto.

SECTION 7.2	RIGHTS OF TRUSTEE.

(a)           The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)           Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)           The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

(d)           The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)           The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, Records and premises of Hancock, personally or by agent or attorney.

(f)           Unless otherwise specifically provided in this Indenture and subject to Section 7.2(b), any demand, request, direction or notice from Hancock shall be sufficient if signed by an Officer of Hancock.

(g)           The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(h)           The Trustee shall not be liable with respect to the validity or perfection of any security interest to be created under this Indenture.

SECTION 7.3	INDIVIDUAL RIGHTS OF TRUSTEE.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with Hancock or any Affiliate of Hancock with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest (as defined in the Trust Indenture Act) it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.4	TRUSTEE’S DISCLAIMER.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for Hancock’s use of the proceeds from the Notes or any money paid to Hancock or upon Hancock’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.5	NOTICE OF DEFAULTS.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs.  Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest or Additional Amounts, if any, on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.6	REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

Within 60 days after each May 30 beginning with May 30, 2013, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The Trustee also shall comply with TIA Section 313(b).  The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to Hancock and filed with the Commission and on any stock exchange on which the Notes are listed in accordance with TIA Section 313(d).

SECTION 7.7	COMPENSATION AND INDEMNITY.

Hancock shall pay to the Trustee from time to time such compensation as agreed to between Hancock and the Trustee for its acceptance of this Indenture and services hereunder and under the Collateral Documents.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  Hancock shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

Hancock shall indemnify the Trustee against any and all losses, liabilities or expenses (including reasonable attorneys’ fees) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against Hancock or any Guarantor (including this Section 7.7) and defending itself against any claim (whether asserted by Hancock, any Guarantor or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder or thereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith.  The Trustee shall notify Hancock promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify Hancock shall not relieve Hancock of its obligations hereunder.  Hancock shall defend the claim and the Trustee shall cooperate in the defense.  The Trustee may have separate counsel and Hancock shall pay the reasonable fees and expenses of such counsel.  Hancock need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

The obligations of Hancock under this Section 7.7 shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

To secure Hancock’s payment obligations in this section, the Trustee shall have a Lien prior to the interest of the Holders of the Notes but junior to the Lien in favor of the Credit Facility Agent, for itself and on behalf of the Credit Facility Secured Parties, on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium and Additional Amounts, if any, and interest on particular Notes.  Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(f) or 6.1(g) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

SECTION 7.8	REPLACEMENT OF TRUSTEE.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this section.

The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying Hancock.  The Holders of Notes of a majority in aggregate of the principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and Hancock in writing.  Hancock may remove the Trustee if:

(a)           the Trustee fails to comply with Section 7.10 hereof;

(b)           the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)           a Custodian or public officer takes charge of the Trustee or its property; or

(d)           the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, Hancock shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in aggregate of the principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by Hancock.

If a successor Trustee does not take office within 60 days after the retiring Trustee notifies Hancock of its resignation or is removed, the retiring Trustee, Hancock, or the Holders of Notes of at least 10% in aggregate of the principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to Hancock.  Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders of the Notes.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7 hereof.  Notwithstanding replacement of the Trustee pursuant to this Section 7.8, Hancock’ obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.9	SUCCESSOR TRUSTEE BY MERGER, ETC.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.  Such successor Trustee shall assume all rights and obligations hereunder and under the other Indenture Documents (including, without limitation, the subordination provisions set forth in Article XI).  Within 30 days of such event, the successor Trustee shall mail a notice of its succession to Hancock, the Holders of the Notes and the Credit Facility Agent.

SECTION 7.10	ELIGIBILITY; DISQUALIFICATION.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $10.0 million (in the case of each successor Trustee) as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5).  The Trustee is subject to TIA Section 310(b).

SECTION 7.11	PREFERENTIAL COLLECTION OF CLAIMS AGAINST HANCOCK.

The Trustee is subject to TIA Section 31l(a), excluding any creditor relationship listed in TIA Section 311(b).  A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE VIII

SATISFACTION AND DISCHARGE; DEFEASANCE

SECTION 8.1	OPTION TO EFFECT LEGAL AND COVENANT DEFEASANCE.

Hancock may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, at any time, elect to have Section 8.2 or 8.3 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII but subject, in each case, to Article XI hereof.

SECTION 8.2	LEGAL DEFEASANCE AND DISCHARGE.

Upon Hancock’s exercise under Section 8.1 hereof of the option applicable to this Section 8.2, Hancock and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes (including the Subsidiary Guarantees) on and after the date the conditions set forth in Section 8.4 hereof are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that Hancock and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Subsidiary Guarantees), which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.6 hereof and the other sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes, the Subsidiary Guarantees and this Indenture (and the Trustee, on demand of and at the expense of Hancock, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.4 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest and Additional Amounts, if any, on such Notes when such payments are due, (b) Hancock’s obligations with respect to such Notes under Article II and Section 4.2 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and Hancock’s and the Guarantors’ obligations in connection therewith and (d) this Article VIII.

SECTION 8.3	COVENANT DEFEASANCE.

Upon Hancock’s exercise under Section 8.1 hereof of the option applicable to this Section 8.3, Hancock and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from its obligations under the covenants contained in Sections 4.5, 4.8, 4.9 and 4.11 through 4.26 hereof with respect to all outstanding Notes on and after the date the conditions set forth in Section 8.4 hereof are satisfied (hereinafter, “Covenant Defeasance”), and such Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders of the Notes (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Subsidiary Guarantees, Hancock and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default pursuant to Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Subsidiary Guarantees will be unaffected thereby.

SECTION 8.4	CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

The following shall be the conditions to application of Section 8.2 or 8.3 to the outstanding Notes and the Subsidiary Guarantees:

(a)           Hancock must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in United States dollars, non-callable U.S. government securities, or a combination thereof, in such amounts as will be sufficient to pay the principal of, premium, if any, and interest and Additional Amounts, if any, on the outstanding Notes at the Stated Maturity or on the applicable redemption date, as the case may be, and Hancock must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(b)           In the case of an election pursuant to Section 8.2 hereof, Hancock shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that (i) Hancock has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)           In the case of an election pursuant to Section 8.3 hereof, Hancock shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)           no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Section 6.1(g) or 6.1(h) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

(e)           such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture with the exception of Article XI hereof) to which Hancock or any of its Subsidiaries is a party or by which Hancock or any of its Subsidiaries is bound, including, without limitation, the Credit Facility;

(f)           Hancock shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by Hancock with the intent of preferring the Holders of Notes over any other creditors of Hancock or with the intent of defeating, hindering, delaying or defrauding creditors of Hancock or others; and

(g)           Hancock shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or Covenant Defeasance, as applicable, have been complied with.

SECTION 8.5	SATISFACTION AND DISCHARGE OF INDENTURE.

This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes, as expressly provided for in this Indenture), as to all outstanding Notes when:

(a)           either (i) all the Notes theretofore authenticated and delivered (other than Notes pursuant to Section 2.7 hereof which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by Hancock and thereafter repaid to Hancock or discharged from such trust) have been delivered to the Trustee for cancellation or (ii) all of the Notes (a) have become due and payable, (b) will become due and payable within the remaining term of the then current Interest Period (as defined in the Notes) or (c) if redeemable at the option of Hancock, are to be called for redemption within the remaining term of the then current Interest Period under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of Hancock, and Hancock shall have irrevocably deposited or caused to be deposited with the Trustee cash in United States dollars, non-callable U.S. government securities, or a combination thereof, in an amount sufficient in the written opinion of a firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. government securities have been so deposited) to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest and Additional Amounts, if any, on the outstanding Notes to the date of deposit together with irrevocable instructions for Hancock directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(b)           Hancock has paid all other sums payable under this Indenture; and

(c)           Hancock has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

SECTION 8.6	DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

Subject to Section 8.7 hereof, all money and non-callable U.S. government securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.6, the “Trustee”) pursuant to Section 8.4 or 8.5 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including Hancock acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest and Additional Amounts, if any, but such money need not be segregated from other funds except to the extent required by law.

Hancock shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. government securities deposited pursuant to Section 8.4 or 8.5 hereof or the principal and interest received in respect thereof.

Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to Hancock from time to time upon the request of Hancock, any money or non-callable U.S. government securities held by it as provided in Section 8.4 or 8.5 hereof which are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance, Covenant Defeasance or satisfaction and discharge.

SECTION 8.7	REPAYMENT TO HANCOCK.

Subject to applicable escheat and abandoned property laws, any money deposited with the Trustee or any Paying Agent, or then held by Hancock, in trust for the payment of the principal of, premium if any, Additional Amounts, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, Additional Amounts, if any, or interest has become due and payable shall be paid to Hancock on its request or (if then held by Hancock) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a creditor, look only to Hancock for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of Hancock as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of Hancock cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to Hancock.

SECTION 8.8	REINSTATEMENT.

If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable U.S. government securities in accordance with Section 8.6 hereof, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then Hancock’s and each Guarantor’s obligations under this Indenture and the Notes and the Subsidiary Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2, 8.3 or 8.5 hereof, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.6 hereof, as the case may be; provided, however, that, if Hancock makes any payment of principal of, premium, if any, Additional Amounts, if any, or interest on any Note following the reinstatement of its obligations, Hancock shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE IX

AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.1	WITHOUT CONSENT OF HOLDERS OF NOTES.

Notwithstanding Section 9.2 of this Indenture, but subject to Section 11.10, Hancock, the Guarantors and the Trustee may amend or supplement this Indenture, the Collateral Documents and the Notes without the consent of any Holder of a Note:

(a)           to cure any ambiguity, defect or inconsistency;

(b)           to provide for certificated Notes in addition to or in place of uncertificated Notes;

(c)           to provide for the assumption of Hancock’s obligations to the Holders of the Notes pursuant to Article V hereof;

(d)           to make any change that would provide any additional rights or benefits to the Holders of the Notes, to further secure the Notes, to add to the covenants of Hancock for the benefit of the Holders of the Notes or to surrender any right or power conferred upon Hancock, or to make any change that does not adversely affect the legal rights hereunder of any Holder of the Notes;

(e)           to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(f)           to add any additional Guarantor or to release any Guarantor from its Subsidiary Guarantee in accordance with this Indenture; or

(g)           to effectuate the replacement of a Credit Facility Loan Agreement as contemplated in this Indenture.

Upon the request of Hancock accompanied by a resolution of its Board of Directors authorizing the execution of any such amendment or supplement, and upon receipt by the Trustee of the documents described in Section 9.6 hereof, the Trustee shall join with Hancock in the execution of any amendment or supplement authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amendment or supplement that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.2	WITH CONSENT OF HOLDERS OF NOTES.

Except as provided below in this Section 9.2 and subject to Section 11.10, Hancock and the Trustee may amend or supplement this Indenture and the Notes with the consent of the Holders of at least a majority in aggregate of the principal amount of Notes then outstanding (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).

Upon the request of Hancock accompanied by a resolution of its Board of Directors authorizing the execution of any such amendment or supplement, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.6 hereof, the Trustee shall join with Hancock in the execution of such amendment or supplement unless such amendment or supplement affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amendment or supplement.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this section becomes effective, Hancock shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of Hancock to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

Subject to Sections 6.4 and 6.7 hereof and the provisions of this section, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive any existing Default or Event of Default or compliance in a particular instance by Hancock with any provision of this Indenture or the Notes.  However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

(a)           reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(b)           reduce the principal of or Additional Amounts payable with respect to any Note, change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption or repurchase of the Notes, except as provided above with respect to Section 3.8 hereof;

(c)           reduce the rate of or change the time for payment of interest, including default interest, on any Note;

(d)           waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the Payment Default that resulted from such acceleration);

(e)           make any Note payable in money other than that stated in the Notes;

(f)           make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or interest, premium, if any, or Additional Amounts, if any, on the Notes;

(g)           waive a redemption payment with respect to any Note (other than a payment required by one of the covenants under Section 3.8 hereof);

(h)           make any change in Section 6.4 or 6.7 hereof or in this Section 9.2;

(i)           except as provided in Article VIII and Article XI hereof, or in accordance with the terms of any Subsidiary Guarantee, release a Guarantor from its obligations under its Subsidiary Guarantee or make any changes in the Notes or the Subsidiary Guarantees that would change the ranking thereof to anything other than pari passu in right of payment to pari passu or senior Indebtedness of Hancock or the applicable Guarantor;

(j)           release any of the Collateral from the Lien of this Indenture except in accordance with the terms of this Indenture; or

(k)           make any modification to the provisions in Section 4.18 hereof that would adversely affect the rights of Holders to receive Additional Amounts as described thereunder.

SECTION 9.3	COMPLIANCE WITH TRUST INDENTURE ACT.

Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended indenture or Supplemental Indenture that complies with the Trust Indenture Act as then in effect.

SECTION 9.4	REVOCATION AND EFFECT OF CONSENTS.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.5	NOTATION ON OR EXCHANGE OF NOTES.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  Hancock in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.6	TRUSTEE TO SIGN AMENDMENTS, ETC.

The Trustee shall sign any amendment or supplement authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  Hancock may not sign an amendment or supplement until the Board of Directors approves it.  In executing any amendment or supplement, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive and (subject to Section 7.2) shall be fully protected in relying upon, in addition to the documents required by Section 9.2, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended indenture or Supplemental Indenture is authorized or permitted by this Indenture, if applicable.

ARTICLE X

SECURITY AND PLEDGE OF COLLATERAL

SECTION 10.1	GRANT OF SECURITY INTEREST.

To secure the full and punctual payment when due and the full and punctual performance of the Obligations under the Notes and this Indenture, in addition to the security interests, liens and other rights in the Collateral granted the Trustee for the benefit of the Trustee and the Holders pursuant to the Collateral Documents, Hancock hereby conveys, grants, assigns, transfers, pledges, sets over, confirms and grants a security interest to the Trustee, for the benefit of the Trustee and the Holders, in any and all property of every kind and nature now owned or hereafter acquired from time to time, conveyed, pledged, assigned or transferred as and for additional security hereunder by the Company or by anyone on its behalf, including specifically any and all funds held by the Trustee hereunder.

SECTION 10.2	REPRESENTATIONS AND WARRANTIES.

Hancock hereby represents and warrants on the Initial Issue Date as follows:

(i)            is the record and beneficial owner of the Collateral pledged by it hereunder, free and clear of any Lien, except for Permitted Liens and the Lien created by this Indenture;

(ii)           it has full corporate power, authority and legal right to pledge all the Collateral pledged by it pursuant to this Indenture and the Collateral Documents; and

(iii)          the pledge in accordance with the terms of this Indenture and the Collateral Documents creates a valid and perfected Lien on the Collateral, securing the payment and performance of the Obligations under the Notes.

SECTION 10.3	FURTHER ASSURANCES.

Hancock agrees that at any time and from time to time, at its expense, it will promptly execute and deliver all further instruments and documents and take all further action that may be necessary or that the Trustee may reasonably request in order to perfect and protect any Lien granted or purported to be granted hereby or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

SECTION 10.4	TRUSTEE APPOINTED ATTORNEY-IN-FACT.

Hancock hereby appoints the Trustee as its attorney-in-fact, with full authority in the place and stead and in its name or otherwise, from time to time in the Trustee’s discretion but only after the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument which the Trustee may deem necessary or advisable in order to accomplish the purposes of this Article X, including to receive, endorse and collect all instruments made payable to Hancock, representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.  This power, being coupled with an interest, is irrevocable.

SECTION 10.5	TRUSTEE MAY PERFORM.

If Hancock fails to perform any agreement contained in this Article X or in the Collateral Documents, the Trustee may itself perform, or cause performance of, such agreement, and the expenses of the Trustee incurred in connection therewith shall be payable by Hancock under Section 7.7.

SECTION 10.6	TRUSTEE’S DUTIES.

The powers conferred on the Trustee under this Article X are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the safe custody of any Collateral in its possession, if any, and the accounting for moneys actually received by it hereunder, the Trustee shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

SECTION 10.7	APPLICATION OF PROCEEDS.

Upon the occurrence and during the continuance of an Event of Default and after the acceleration of the Notes pursuant to Section 6.2 (so long as such acceleration has not been rescinded), all cash proceeds received by the Trustee in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral, shall be applied by the Trustee in the manner specified in Section 6.10.

SECTION 10.8	CONTINUING LIEN.

This Indenture and the Collateral Documents shall create a continuing Lien on the Collateral that shall (i) remain in full force and effect until payment in full of the Notes, (ii) be binding upon Hancock and its successors and assigns, and (iii) inure to the benefit of the Trustee and its successors, transferees and assigns.

SECTION 10.9	CERTIFICATES AND OPINIONS.

The Company shall comply with (a) TIA Section 314(b), relating to Opinions of Counsel regarding the Lien of this Indenture and (b) TIA Section 314(d), relating to the release of Collateral from the Lien of this Indenture and Officers’ Certificates or other documents regarding fair value of the Collateral, to the extent such provisions are applicable.  Any certificate or opinion required by TIA Section 314(d) may be executed and delivered by an Officer of Hancock to the extent permitted by TIA Section 314(d).

ARTICLE XI

SUBORDINATION OF INDENTURE DEBT AND INDENTURE DOCUMENTS

SECTION 11.1	GENERAL.

The Indenture Documents and the Indenture Debt (including, for the avoidance of doubt and without limitation, all principal, interest, fees, prepayment premiums or any other obligations arising under the Indenture Documents) shall be and hereby are subordinated, and the payment of the Indenture Debt (and, for the avoidance of doubt, any redemption or repurchase of the Indenture Documents and/or the Indenture Debt or in connection with any put rights) is deferred until the Discharge of all Credit Facility Debt, whether now or hereafter incurred or owed by Hancock or any other Loan Parties.  Notwithstanding the immediately preceding sentence, Hancock shall be permitted to pay, and the Holders shall be permitted to receive, any regularly scheduled cash payment of interest on the Notes for so long as at the time of such payment, or after giving effect thereto, no Credit Facility Default or Credit Facility Event of Default has occurred and is continuing under the Credit Facility Loan Agreement or would occur after giving effect thereto.  Hancock shall also be permitted to pay, and the Trustee shall be permitted to receive, compensation specified in Section 7.7 as in effect on the date hereof.

SECTION 11.2	ENFORCEMENT.

(a)           Neither the Trustee nor any Holder may take or omit to take any action or assert any claim with respect to the Indenture Documents or the Indenture Debt or otherwise which is inconsistent with the provisions of this Article XI.  Without limiting the foregoing and except to the extent (and only to such extent) (i) as is necessary, so long as no Credit Facility Default or Credit Facility Event of Default has occurred and is then continuing under the Credit Facility Loan Agreement or would occur after giving effect thereto, to collect any sums expressly permitted to be paid by Hancock pursuant to Section 11.1, or (ii) that the commencement of a legal action may be required to toll the running of any applicable statute of limitation, neither the Trustee nor any Holder will assert, collect or enforce the Indenture Documents, Indenture Debt or any part thereof or take any action to foreclose or realize upon the Indenture Documents, Indenture Debt or any part thereof or take any Lien Enforcement Action until the termination of the Standstill Termination Date, provided that the Trustee shall have given at least ten (10) days written notice to the Credit Facility Agent of the Trustee’s or the Holders’ intention to take such enforcement action (which notice may be given prior to the Standstill Termination Date), provided, further that no such enforcement action may be taken by the Trustee or any Holder at any time (i) if a Senior Credit Facility Payment Event of Default is then continuing or (ii) if Credit Facility Agent is diligently pursuing in good faith an enforcement action against the Collateral.

(b)           Until the Discharge of all Credit Facility Debt, neither the Trustee nor any Holder shall have any right of subrogation, reimbursement, restitution, contribution or indemnity whatsoever from any assets of Hancock or any other Loan Party or any provider of collateral security for the Credit Facility Debt.  The Trustee, for itself and on behalf of each Holder, further waives any and all rights with respect to marshalling.

SECTION 11.3	PAYMENTS HELD IN TRUST.

The Trustee and each Holder will hold in trust and immediately pay over to the Credit Facility Agent, for the account of the Credit Facility Secured Parties, in the same form of payment received, with appropriate endorsements, for application to the Credit Facility Debt any cash amount that Hancock or any other Loan Party pays to the Trustee or such Holder with respect to the Indenture Debt or, as collateral for the Credit Facility Debt, any other assets of Hancock or any other Loan Party that the Trustee or such Holder may receive with respect to the Indenture Debt and/or the Indenture Documents, in each case, except with respect to payments expressly permitted pursuant to Section 11.1.  For the avoidance of doubt, any proceeds of any third party surety or third party hedging arrangement received by the Trustee or any Holder from any Person (other than a Loan Party) that does not constitute Collateral hereunder shall be for the account of the Trustee and the Holders.

SECTION 11.4	DEFENSE TO ENFORCEMENT.

If the Trustee or any Holder, in contravention of the terms of this Article XI, shall commence, prosecute or participate in any suit, action or proceeding against Hancock or any other Loan Party, then Hancock may interpose as a defense or plea the making of this Article XI, and the Credit Facility Agent or any Credit Facility Lender may intervene and interpose such defense or plea in its name or in the name of Hancock or such Credit Facility Loan Party.  If the Trustee or any Holder, in contravention of the terms of this Article XI, shall attempt to collect any of the Notes or enforce any of the Indenture Documents, then the Credit Facility Agent, any Credit Facility Lender or Hancock may, by virtue of this Article XI, restrain the enforcement thereof in the name of the Credit Facility Agent or such Credit Facility Lender or in the name of Hancock, respectively.  If the Trustee or any Holder, in contravention of the terms of this Article XI, obtains any cash or other assets of Hancock or any other Loan Party as a result of any administrative, legal or equitable actions, or otherwise, the Trustee, for itself and on behalf of the Holders, agrees forthwith to pay, deliver and assign to the Credit Facility Agent, for the account of the Credit Facility Secured Parties, with appropriate endorsements, any such cash for application to the Credit Facility Debt and any such other assets as collateral for the Credit Facility Debt.

SECTION 11.5	BANKRUPTCY, ETC.

(a)           Payments Relating to Notes.  At any meeting of creditors of Hancock or in the event of any case or proceeding, voluntary or involuntary, for the distribution, division or application of all or part of the assets of Hancock or the proceeds thereof, whether such case or proceeding be for the liquidation, dissolution or winding up of Hancock or its business, a receivership, insolvency or bankruptcy case or proceeding, an assignment for the benefit of creditors or a proceeding by or against Hancock for relief under any Bankruptcy Law, the Credit Facility Agent is hereby irrevocably authorized at any such meeting or in any such proceeding to receive or collect for the benefit of the Credit Facility Secured Parties any cash or other assets of Hancock distributed, divided or applied by way of dividend or payment, or any securities issued on account of any Indenture Debt, and apply such cash to or to hold such other assets or securities as collateral for the Credit Facility Debt, and to apply to the Credit Facility Debt any cash proceeds of any realization upon such other assets or securities that the Credit Facility Agent in its discretion elects to effect, until the Discharge of all Credit Facility Debt, rendering to the Trustee and the Holders any surplus to which the Trustee and the Holders are then entitled.

(b)           Securities by Plan of Reorganization or Readjustment.  Notwithstanding the foregoing provisions of Section 11.5(a), each Holder shall be entitled to receive and retain any securities of Hancock or any other corporation or other entity provided for by a plan of reorganization or readjustment (i) the payment of which securities is subordinate, at least to the extent provided in this Article XI with respect to Indenture Debt, to the full and final payment of all Credit Facility Debt under any such plan of reorganization or readjustment and (ii) all other terms of which are acceptable to the Credit Facility Lenders and the Credit Facility Agent.

(c)           Voting Rights.  At any such meeting of creditors or in the event of any such case or proceeding, the Trustee and each Holder shall retain the right to vote and otherwise act with respect to the Indenture Documents (including, without limitation, the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension), provided that neither the Trustee, for itself and on behalf of the Holders, nor any Holder shall vote with respect to any such plan or take any other action in any way so as to contest (i) the validity of any Credit Facility Debt or any collateral therefor or guaranties thereof, (ii) the relative rights and duties of any holders of any Credit Facility Debt established in any instruments or agreements creating or evidencing any of the Credit Facility Debt with respect to any of such collateral or guaranties or (iii) the Trustee’s or any Holder’s obligations and agreements set forth in this Article XI.

(d)           Liquidation, Dissolution, Bankruptcy Generally.  In the event of any Proceeding involving any Loan Party:

(i)           Except as otherwise specifically permitted in this Article XI, until Discharge of all Credit Facility Debt, neither the Trustee nor any Holder shall assert, without the prior written consent of Credit Facility Agent, any claim, motion, objection or argument in respect of all or any part of the Collateral in connection with such Proceeding which could otherwise be asserted or raised in connection with such Proceeding by the Trustee or such Holder as a secured creditor of any Loan Party.  Without limiting the generality of the foregoing, (A) except to the extent permitted by Section 11.5(d)(vi)(B), neither the Trustee nor a Holder may object to or oppose (or support any other Person in objecting to or opposing) any sale or other disposition of all or any part of the Collateral free and clear of Liens or other claims of the Trustee or such Holder under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code or any other law applicable to such Proceeding if Credit Facility Agent and/or the Credit Facility Lenders have consented to such sale or disposition; (B) except to the extent permitted by Section 11.5(d)(vi)(B), neither the Trustee nor any Holder may challenge (or support any other Person in challenging) any use of cash collateral or debtor-in-possession financing consented to or provided by the Credit Facility Agent or any Credit Facility Lender (whether consented to or provided by the Credit Facility Agent or any Credit Facility Lender, a “DIP Financing”), such DIP Financing shall be on such terms and conditions and in such amounts as the Credit Facility Agent and/or such Credit Facility Lender, in its sole discretion, may decide and, in connection therewith, any Loan Party may grant to such participating Credit Facility Agent and/or Credit Facility Lender (or any agent or representative thereof) Liens upon all of the property of such Loan Party, which Liens (x) shall secure payment of all Credit Facility Debt whether such Credit Facility Debt arose prior to the commencement of such Proceeding or at any time thereafter and all other financing provided by any Credit Facility Lender and/or the Credit Facility Agent during the Proceeding and (y) shall be superior in priority to the liens and security interests, if any, in favor of the Trustee and the Holders on the assets of such Loan Party on the same terms and conditions as provided herein; provided, however that in connection with any such use of cash collateral or DIP Financing, the Holders shall have the right to request a replacement Lien in post-petition assets of Hancock the Loan Parties as adequate protection of their interests which shall be junior and subordinate to all Liens granted pursuant to such consent to use cash collateral or DIP Financing with the same priorities afforded the Liens granted to the Holders pursuant to this Article XI; (C) other than a request by the Holders for a replacement lien referred to in clause (B)(ii) herein, neither the Trustee nor any Holder may assert (or support any other Person in asserting) any right it may have to “adequate protection” of its interest in any Collateral in any Proceeding; (D) the Trustee and the Holders shall turn over to the Credit Facility Agent for the pro rata benefit of the Credit Facility Secured Parties and the Credit Facility Agent any “adequate protection” of its interest in any Collateral that the Trustee or any Holder receives in any Proceeding for application to the Credit Facility Debt owed to the Credit Facility Agent and/or the Credit Facility Secured Parties; and (E) neither Trustee nor any Holder may seek to have the automatic stay of Section 362 of the Bankruptcy Code lifted or modified with respect to any Collateral, to appoint a trustee or examiner under Section 1104 of the Bankruptcy Code or to convert or dismiss (or support any other Person in converting or dismissing) such Proceeding under Section 1112 of the Bankruptcy Code, in each case without the prior written consent of the Credit Facility Agent; provided, that, in the case of this clause (E), if the Credit Facility Secured Parties and/or the Credit Facility Agent seek such aforementioned relief, the Trustee, on its own behalf and on behalf of the Holders, hereby irrevocably consents thereto and shall join in any such motion or application seeking such relief if requested by the Credit Facility Agent.  The Trustee, on its own behalf and on behalf of the Holders, waives any claim it may now or hereafter have arising out of the election of the Credit Facility Agent and/or the Credit Facility Secured Parties, in any Proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code.

(ii)           Except as otherwise expressly set forth herein, the Credit Facility Agent shall have the exclusive right to file proofs of claim and other pleadings and motions with respect to any Collateral in any Proceeding.  Subject to the limitations set forth in this Article XI, the Credit Facility Agent may (but shall have no obligation or duty to) file appropriate proofs of claim and other pleadings and motions with respect to any Indenture Debt in any Proceeding if and to the extent a proper proof of claim with respect to such Indenture Debt has not been filed by the Trustee or a Holder in the form required in such Proceeding at least ten (10) days prior to the expiration of the time for filing thereof.  In furtherance of the foregoing, the Trustee, on its own behalf and on behalf of the Holders, and each Holder hereby appoints the Credit Facility Agent as its attorney-in-fact, with full authority in the place and stead of the Trustee or such Holder and full power of substitution and in the name of the Trustee or such Holder or otherwise, to execute, file and deliver any document or instrument that the Credit Facility Agent is required or permitted to file or deliver pursuant to this Section 11.5(d)(ii), such appointment being coupled with an interest and irrevocable.

(iii)           The Trustee and each Holder shall execute and deliver to the Credit Facility Agent all such agreements, instruments and other documents confirming the above authorizations and all such proofs of claim, assignments of claim and other instruments and documentation, and shall take all such other action as may be reasonably requested by the Credit Facility Agent to enforce such claims and carry out the intent of this Section 11.5(d).

(iv)           The Credit Facility Debt shall continue to be treated as Credit Facility Debt and the provisions of this Article XI shall continue to govern the relative rights and priorities of the Credit Facility Agent and the Credit Facility Secured Parties and the Trustee and the Holders even if all or part of the Credit Facility Debt or the Liens securing same are subordinated, set aside, avoided, invalidated or disallowed in connection with any Proceeding.

(v)           To the extent that any Credit Facility Secured Party or the Credit Facility Agent receives payments (whether in cash, property or securities) on the Credit Facility Debt or Collateral which are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Bankruptcy Law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Credit Facility Debt, or part thereof, intended to be satisfied shall be revived and continue in full force and effect as if such payments or proceeds had not been received by such Credit Facility Secured Party or the Credit Facility Agent.

(vi)           Notwithstanding any other provision of this Article XI, (A) the Trustee and each Holder shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Trustee or such Holder, including without limitation any claims secured by the Collateral, if any, (B) the Trustee and each Holder shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Loan Parties arising under either the Bankruptcy Code or applicable non-bankruptcy law, and (C) subject to Section 11.5(d)(ii), the Trustee and each Holder shall be entitled to file any proof of claim and other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Article XI and necessary to preserve their rights with respect to the Indenture Debt and the Collateral; provided, that notice of intent to take any such action shall be given by the Trustee or such Holder, as applicable, to the Credit Facility Agent not less than the earlier of (x) fifteen (15) Business Days prior to the taking of such action and (y) ten (10) Business Days less than the number of days available by order of any applicable bankruptcy court in which to file any such claim, filing, pleading, objection, motion or agreement, as the case may be.

SECTION 11.6	LIEN SUBORDINATION.

The Liens securing the Credit Facility Debt, the Credit Facility Loan Agreement and the other Credit Facility Documents shall be senior to the Liens securing the Indenture Debt and the Indenture Documents irrespective of the time of the execution, delivery or issuance of any thereof or the filing or recording for perfection of any thereof or the filing of any financing statement or continuation statement relating to any thereof.

(a)           New Liens.  At any time prior to the Discharge of all Credit Facility Debt, (a) neither the Trustee nor any Holder may demand or accept the grant of any additional Liens on any asset of a Loan Party to secure any Indenture Debt unless such Loan Party has granted, or concurrently therewith grants, a Lien on such asset to secure the Credit Facility Debt, and (b) the Credit Facility Agent shall not demand or accept the grant of any additional Liens (other than DIP Financing Liens) on any asset of a Loan Party to secure any Credit Facility Debt unless such Loan Party has granted, or concurrently therewith grants, a Lien on such asset to secure the Indenture Debt, with each such Lien to be subject to the provisions of this Article XI.  Without limiting any other right or remedy available to the Credit Facility Agent, the Credit Facility Secured Parties, the Trustee or the Holders, any amounts received by or distributed to any such Person pursuant to or as a result of any Lien granted in contravention of this section shall be subject to this Article XI.

(b)           Further Assurances.  The Trustee and each Holder agrees, upon request of the Credit Facility Agent at any time and from time to time, to execute such other documents or instruments as may be requested by the Credit Facility Agent further to evidence of public record or otherwise the senior priority of the Credit Facility Debt as contemplated hereby.

(c)           Books and Records.  The Trustee agrees to maintain on its books and records such notations as the Credit Facility Agent may reasonably request to reflect the subordination contemplated hereby and to perfect or preserve the rights of the Credit Facility Agent hereunder.

(d)           Release of Guaranties and Collateral.  Without limiting any of the rights of the Credit Facility Agent or any Credit Facility Secured Party under the Credit Facility Loan Agreement, the other Credit Facility Documents or applicable law, in the event that the Credit Facility Agent releases or discharges any guaranties of the Credit Facility Debt given by guarantors which have also guarantied the Indenture Debt or releases or discharges any security interests in, or mortgages or liens upon, any collateral securing the Credit Facility Debt and also securing the Indenture Debt or consent to Hancock or any other Loan Party entering into any sale or other disposition of collateral including, without limitation, any agency agreements for the sale of Hancock’s or such Loan Party’s assets, such guarantors or (as the case may be) (each of the foregoing being, a “Release Event”) such collateral shall thereupon be deemed to have been released from all such guaranties or security interests, mortgages or liens in favor of the Trustee and any Holder, and the Trustee and such Holder shall be deemed to have consented to any such sale or disposition (including, without limitation, in relation to any agency agreement).  The Trustee, for itself and on behalf of each Holder, agrees that, within ten (10) days following the Credit Facility Agent’s written request therefor, the Trustee will execute, deliver and file any and all such termination statements, mortgage discharges, lien releases and other agreements and instruments as the Credit Facility Agent reasonably deems necessary or appropriate in order to give effect to the preceding sentence.  The Trustee and each Holder hereby irrevocably appoints the Credit Facility Agent, and its successors and assigns, and its officers, with full power of substitution, the true and lawful attorney(s) of the Trustee and such Holder for the purpose of effecting any such executions, deliveries and filings if and to the extent that the Trustee shall have failed to perform such obligations pursuant to the foregoing provisions of this Section 11.6(e) within such ten (10) day period.

SECTION 11.7	CREDIT FACILITY LENDERS’ FREEDOM OF DEALING.

(a)           Modification of Credit Facility Documents.  Hancock, the other Loan Parties and the Credit Facility Secured Parties may agree to increase the amount of the Credit Facility Debt or otherwise modify the terms of any of the Credit Facility Debt or the Credit Facility Documents, and the Credit Facility Secured Parties may grant extensions of the time of payment or performance to and make compromises, including releases of collateral or guaranties, and settlements with Hancock and all other Persons, in each case without the consent of the Trustee, any Holder or Hancock and without affecting the agreements of the Trustee, any Holder or Hancock contained in this Article XI; provided, however, that nothing contained in this Section 11.7 shall constitute a waiver of the right of Hancock itself to agree or consent to a settlement or compromise of a claim which the Credit Facility Agent or any Credit Facility Secured Party may have against Hancock.

(b)           Modification of the Indenture Documents.  Until the Discharge of all Credit Facility Debt and notwithstanding anything to the contrary contained in any Indenture Document, neither the Trustee nor any Holder shall, without the prior written consent of the Credit Facility Agent, amend or otherwise modify any of the terms of any of the Notes or any other Indenture Documents if the effect thereof is to: (i) increase the rate of interest on any of the Notes (except in connection with the imposition of the default rate of interest in accordance with the Indenture Documents as in effect on the date hereof), (ii) change to earlier dates upon which payments of principal or interest on the Notes are due; or (iii) change or amend any other term of the Indenture Documents if such change or amendment would result in a Credit Facility Default or Credit Facility Event of Default under the Credit Facility Loan Agreement or increase the obligations of any Loan Party or confer additional material rights on any Holder or any other holder of the Indenture Debt in a manner adverse in any respect to any of the Credit Facility Secured Parties, except to the extent such change or amendment causes the terms of the Indenture Documents to be the same as or less restrictive than the applicable provision under the Credit Facility Loan Agreement.

SECTION 11.8	HANCOCK’S OBLIGATIONS ABSOLUTE.

Nothing contained in this Article XI shall impair, as between Hancock, on the one hand, and the Trustee and the Holders, on the other hand, the obligation of Hancock to pay to the Trustee and the Holders all amounts payable in respect of the Indenture Documents as and when the same shall become due and payable in accordance with the terms thereof, or prevent the Trustee and Holders (except as expressly otherwise provided in Section 11.2 or Section 11.6) from exercising all rights, powers and remedies otherwise permitted by this Indenture, and the other Indenture Documents and by applicable law upon a default in the payment of the Notes or under any Indenture Document, all, however, subject to the rights of the Credit Facility Agent and the Credit Facility Secured Parties as set forth in this Article XI.

SECTION 11.9	TERMINATION OF SUBORDINATION.

This Article XI shall continue in full force and effect, and the obligations and agreements of the Trustee, the Holders, Hancock and the Loan Parties hereunder shall continue to be fully operative, until the Discharge of all Credit Facility Debt which shall be final and not avoidable.  To the extent that Hancock, any Loan Party or any other guarantor of or provider of collateral for the Credit Facility Debt makes any payment on the Credit Facility Debt that is subsequently invalidated, declared to be fraudulent or preferential or set aside or is required to be repaid to a trustee, receiver or any other party under any Bankruptcy Law or any other state or federal law, common law or equitable cause (such payment being hereinafter referred to as a “Voided Payment”), then to the extent of such Voided Payment, that portion of the Credit Facility Debt that had been previously satisfied by such Voided Payment shall be revived and continue in full force and effect as if such Voided Payment had never been made.  In the event that a Voided Payment is recovered from the Credit Facility Agent or any Credit Facility Secured Party, an Credit Facility Event of Default shall be deemed to have existed and to be continuing under the Credit Facility Loan Agreement from the date of the Credit Facility Agent’s or such Credit Facility Secured Party’s initial receipt of such Voided Payment until the full amount of such Voided Payment is restored to the Credit Facility Agent or such Credit Facility Secured Party.  During any continuance of any such Credit Facility Event of Default, this Article XI shall be in full force and effect with respect to the Indenture Debt and the Indenture Documents.  To the extent that the Trustee or any Holder has received any payments with respect to the Indenture Debt subsequent to the date of the Credit Facility Agent’s or any Credit Facility Secured Party’s initial receipt of such Voided Payment and such payments have not been invalidated, declared to be fraudulent or preferential or set aside or are required to be repaid to a trustee, receiver, or any other party under any Bankruptcy Law or any other state or federal law, common law or equitable cause, the Trustee or such Holder, as applicable, shall be obligated and such payment so made or received shall be deemed to have been received in trust for the benefit of the Credit Facility Agent or such Credit Facility Secured Party, and the Trustee or such Holder, as applicable, shall be obligated to pay to the Credit Facility Agent for the benefit of the Credit Facility Agent or (as the case may be) such Credit Facility Secured Party, upon demand, the full amount so received by the Trustee or such Holder during such period of time to the extent necessary fully to restore to the Credit Facility Agent or such Credit Facility Secured Party the amount of such Voided Payment.  Upon the Discharge of all Credit Facility Debt, which payment of the Credit Facility Debt shall be final and not avoidable, this Article XI will automatically terminate without any additional action by any party hereto.

SECTION 11.10	THIRD PARTY BENEFICIARY STATUS AND AMENDMENTS AND OTHER MODIFICATIONS TO INDENTURE DOCUMENTS.

(a)           The Trustee and each Holder hereby acknowledges and agrees that the Credit Facility Agent and each Credit Facility Secured Party is a third party beneficiary of this Article XI.

(b)           The Trustee and each Holder each hereby acknowledges, covenants and agrees that, notwithstanding any other provisions in this Indenture, the Notes, the Collateral Documents or any other Indenture Documents, this Article XI and any references to this Article XI (or any Sections in Article XI herein) in the Indenture, the Notes, the Collateral Documents or the other Indenture Documents shall not be amended, waived, supplemented or otherwise modified without the prior written consent of the Credit Facility Agent for so long as the Credit Facility is outstanding.

ARTICLE XII

MISCELLANEOUS

SECTION 12.1	TRUST INDENTURE ACT CONTROLS.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

SECTION 12.2	NOTICES.

Any notice or communication by Hancock or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:

If to Hancock or a Guarantor: Hancock Fabrics, Inc. Attention: Chief Financial Officer One Fashion Way Baldwyn, MS 38824 Telephone No. (662) 365-6112 Telecopier No. (662) 365-6025	With a copy to: O’Melveny & Myers LLP Attention: C. Brophy Christensen, Jr., Esq. Two Embarcadero Center, 28th Floor San Francisco, CA 94111 Telephone No. (415) 984-8700 Telecopier No. (415) 984-8701

If to the Trustee: Deutsche Bank National Trust Company Attention: Victoria Douyon 222 South Riverside Plaza, 25th Floor Chicago, IL 60606 Telephone No. (312) 537-8126 Telecopier No. (312) 537-1009	With a copy to: Macaulay Law Ltd. Attention: Susan J. Macaulay 310 Park Avenue, Ste. 101 River Forest, IL 60305 Telephone No. (708) 366-3700 Telecopier No. (708) 298-0526

Hancock or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the Trust Indenture Act.  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If Hancock mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 12.3	COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  Hancock, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 12.4	CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

Upon any request or application by Hancock to the Trustee to take any action under this Indenture, Hancock, upon request, shall furnish to the Trustee:

(a)           an Officers’ Certificate in form reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b)           an Opinion of Counsel in form reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 12.5	STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

Each certificate (other than the certificates provided pursuant to Section 4.20) or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)           a statement that the person making such certificate or opinion has read such covenant or condition;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)           a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether such covenant or condition has been complied with; and

(d)           a statement as to whether, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

SECTION 12.6	GOVERNING LAW.

THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 12.7	LEGAL HOLIDAYS.

In any case where a payment date shall not be a Business Day, then (notwithstanding any other provisions of this Indenture or the Notes) payment of interest or principal (and premium, if any) need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the interest payment date or date established for payment of defaulted interest pursuant to Section 4.1 or the Maturity Date, and no interest shall accrue with respect to such payment for the period from and after such interest payment date or date established for payment of defaulted interest pursuant to Section 4.1 or Maturity Date, as the case may be, to the next succeeding Business Day.

SECTION 12.8	NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

No past, present or future director, officer, employee, incorporator or stockholder of Hancock, as such, shall have any liability for any obligations of Hancock under the Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

SECTION 12.9	NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of Hancock or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.10	SUCCESSORS.

All agreements of Hancock in this Indenture and the Notes shall bind its successors.  All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.11	SEVERABILITY.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.12	COUNTERPART ORIGINALS.

The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 12.13	TABLE OF CONTENTS, HEADINGS, ETC.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed, as of the date first written above.

HANCOCK FABRICS, INC.

By:
Name: Title:	Robert W. Driskell Executive Vice President and Chief Financial Officer

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee

By:
Name: Title:

By:
Name: Title:

EXHIBIT A

(Face of Note)
Floating Rate Series A Secured Notes due 2017

CUSIP

No.	$

HANCOCK FABRICS, INC.

promises to pay to Cede & Co.  or registered assigns, the principal sum of Dollars ($____________) on, 2017 [5 years from the date of issuance].

Interest Payment Dates: [quarterly from date of issuance]

Record Dates: [15 days prior to interest payment date]

HANCOCK FABRICS, INC.

By:
Name:
Title:

By:
Name:
Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

DEUTSCHE BANK NATIONAL TRUST COMPANY,

 as Trustee

By:
Name:
Title:

By:
Name:
Title:

Authorized Signatory

Dated: _____________________, 20___

(Back of Note)

Floating Rate Series A Secured Notes due 2017

THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN ARTICLE XI OF THE INDENTURE BETWEEN THE COMPANY AND THE TRUSTEE DATED [         ], 2012.  EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF ARTICLE XI APPLICABLE TO A HOLDER.

[INSERT THE GLOBAL NOTE LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS OF THE INDENTURE]

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.           INTEREST.  Hancock Fabrics, Inc., a Delaware corporation (the “Company”), promises to pay interest, in cash, on the principal amount of this Note at a variable rate of interest, adjusted quarterly, equal to LIBOR plus 12% per annum until maturity and shall pay the Additional Amounts, if any, as follows:

(a)           Interest and Additional Amounts, if any, shall be paid quarterly on __________, __________, __________, and __________ of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”), to Persons who are registered Holders of Notes at the close of business on the date that is 15 days immediately prior to an Interest Payment Date (the “Record Date”), even if such Notes are cancelled after such record date and on or before an Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  Quarterly interest accrued and unpaid under this paragraph (a) will, to the extent lawful, accrue interest at the rate provided in this Note.  Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from ____________________, 2012, through the next succeeding Interest Payment Date (the “Interest Period”).  The first Interest Payment Date shall be ____________________, 2012 and the last Interest Payment Date shall be ____________________, 2017.

(b)           “LIBOR” shall mean, for each Interest Period, a rate of interest determined by Trustee equal to the offered rate for deposits in United States dollars for the applicable Interest Period that appears on Reuters Screen LIBOR01 Page as of 11:00 a.m.  (London time), on the second full Business Day next preceding the first day of each Interest Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used).  If such interest rates shall cease to be available from Telerate News Service (or its successor satisfactory to the Trustee), LIBOR shall be determined from such financial reporting service or other information as shall be reasonably determined by the Trustee.

(c)           The Company shall pay interest entirely in money of the United States that at the time of payment is legal tender for payment of public and private debts for all amounts due.

(d)           The Company shall pay interest (including post-petition interest in any Proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any Proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Amounts, if any (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

2.           METHOD OF PAYMENT.  The Company shall pay principal, premium, if any, interest and Additional Amounts, if any, on the Maturity Date and Interest Payment Dates, as applicable, to the Persons who are registered Holders of Notes.  The Notes shall be payable by wire transfer of immediately available funds to the registered Holder of the Global Note and, with respect to certificated Notes, by wire transfer of immediately available funds in accordance with instructions provided by the registered Holders of certificated Notes or, if no such instructions are specified, by mailing a check to each such Holder’s registered address.

3.           PAYING AGENT AND REGISTRAR.  Initially, Deutsche Bank National Trust Company, the Trustee under the Indenture, shall act as Paying Agent and Registrar.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company or any of its Subsidiaries may act in any such capacity.

4.           INDENTURE.  The Company issued the Notes under an Indenture dated as of [ ], 2012 (“Indenture”) between the Company and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb).  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5.           OPTIONAL REDEMPTION.  The Notes are subject to redemption for cash at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days’ notice to each Holder of Notes to be redeemed at a redemption price equal to (i) 100.000% of the principal amount thereof, plus (ii) any accrued and unpaid interest, plus (iii) any Additional Amounts thereon to the redemption date.

6.           REPURCHASE AT OPTION OF HOLDER.  If there is a Change of Control, the Company shall, subject to Article XI of the Indenture, be required to make an offer (a “Change of Control Offer”) to repurchase all or any part (equal to $1,000 or an integral multiple thereof if in part) of each Holder’s Notes at a purchase price equal to 101.000% of the aggregate principal amount thereof plus accrued and unpaid interest thereon and Additional Amounts, if any, to the date of purchase (the “Change of Control Payment”).  Within 30 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

7.           NOTICE OF REDEMPTION.  Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address.  Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed.  On and after the redemption date interest ceases to accrue on Notes, or portions thereof called for redemption.

8.           SECURITY.  To secure the due and punctual payment of the principal, interest and Additional Amounts, if any, on the Notes and all other amounts payable by the Company under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Company has granted a security interest in the Collateral to the Trustee for the benefit of the Holders of Notes pursuant to the Indenture.  The Collateral is subject to release from the Lien of the Indenture to the extent provided therein.

9.           DENOMINATIONS, TRANSFER, EXCHANGE.  The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding interest payment date.

10.           PERSONS DEEMED OWNERS.  The registered Holder of a Note may be treated as its owner for all purposes.

11.           AMENDMENT, SUPPLEMENT AND WAIVER.  Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class.  Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for certificated Notes in addition to or in place of uncertificated Notes, to provide for the assumption of the Company’s obligations to Holders of the Notes in case of a merger or consolidation, or sale of substantially all of the Company’s assets, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

12.           DEFAULTS AND REMEDIES.  Events of Default are identified in the Indenture, and include, in summary form (the following summary being for illustrative purposes only and not creating any additional Events of Default or expanding any Events of Default identified in the Indenture): (a) default in payment when due of the principal of or premium, if any, on the Notes; (b) default for 30 days in the payment when due of interest or Additional Amounts, if any, on the Notes; (c) failure by the Company for 60 days after notice to comply with any of its other agreements in the Indenture or the Notes; (d) the nonpayment within any applicable grace period after the final maturity, or the acceleration by the Holders because of a default, of Indebtedness of the Company or any Subsidiary, and the total amount of such Indebtedness unpaid or accelerated exceeds $5,750,000; (e) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $5,750,000, which judgments are not paid, discharged or stayed for a period of 60 consecutive days; and (f) certain events of bankruptcy or insolvency with respect to the Company.  If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 50.1% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable, subject to certain conditions.  Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes shall become due and payable without further action or notice.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.  The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest and premium, if any, on, or the principal of, the Notes.  The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

13.           DEFEASANCE; DISCHARGE.  The Indenture and the obligations under the Notes may be defeased or discharged (subject to certain exceptions) upon satisfaction of the conditions specified in Article VIII of the Indenture.

14.           TRUSTEE DEALINGS WITH COMPANY.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

15.           NO RECOURSE AGAINST OTHERS.  No recourse for the payment of the principal of, premium, if any, or interest or Additional Amounts, if any, on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company contained in this Indenture or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator or past, present or future director, officer, employee, controlling Person or stockholder of the Company.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

16.           AUTHENTICATION.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

17.           ABBREVIATIONS.  Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

18.           CUSIP NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

Hancock Fabrics, Inc.
One Fashion Way
Baldwyn, MS 38824
Attention: President

ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee’s social security or tax I.D.  no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint _______________________ to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date: _____________________

Your Signature:

_________________________________________________
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:
_________________________________________________

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 3.8 of the Indenture, check the box below:

[    ]

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 3.8 of the Indenture, state the amount you elect to have purchased: $ _________

Date: _____________________

Your Signature:

_________________________________________________
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:
_________________________________________________

Tax Identification No.: ________________________________

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for a Series A Definitive Note, or exchanges of a part of a Series A Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

EXHIBIT B

FORM OF SUPPLEMENTAL INDENTURE
AND GUARANTEE

SUPPLEMENTAL INDENTURE AND GUARANTEE (this “Supplemental Indenture”), dated as of ________, among __________________________ (the “Guarantor”), a subsidiary of Hancock Fabrics, Inc., a Delaware corporation (the “Company”), and Deutsche Bank National Trust Company, as trustee under the indenture referred to below (the “Trustee”).

WITNESSETH:

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of [         ], 2012 providing for the issuance of an aggregate principal amount of $[   ] million of Floating Rate Series A Secured Notes due 2017 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantor shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein; and

WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(a)           Capitalized Terms.  Capitalized Terms used herein without definition shall have the meanings assigned to them in the Indenture.

(b)           Agreement to Guarantee.  The Guarantor hereby agrees as follows:

(i)           Along with all Guarantors, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the Obligations of the Company hereunder or thereunder, that:

(A)           the principal of, premium, if any, and interest and Additional Amounts, if any, on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of to the extent and interest and Additional Amounts, if any, on the Notes to the extent lawful, and all other Obligations of the Company to the Holders or the Trustee hereunder or under the Indenture shall be promptly paid in full or performed, all in accordance with the terms hereof and under the Indenture; and

(B)           in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

(ii)           The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

(iii)           The following is hereby waived: diligence presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

(iv)           This Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

(v)           If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(vi)           The Guarantor shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

(vii)           As between the Guarantors, on the one hand, the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI of the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article VI of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.

(viii)         The Guarantors shall have the right to seek contribution from non-paying Guarantors so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

(ix)            Notwithstanding the foregoing, in the event that this Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of the Guarantor under this Supplemental Indenture and its Guarantee of the Notes shall be reduced to the maximum amount permissible under such fraudulent conveyance or similar law.

(c)           Execution and Delivery.  Each Guarantor agrees that the Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee of the Notes.

(d)           Guarantor May Consolidate, Etc.  on Certain Terms.

(i)           Subject to Section (e) hereof, the Guarantor may not consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor unless:

(A)           subject to Section (e) hereof, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) unconditionally assumes all the obligations of such Guarantor, pursuant to a Supplemental Indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture and the Guarantee of the Notes on the terms set forth herein or therein; and

(B)           immediately after giving effect to such transaction, no Default or Event of Default exists.

(ii)           In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by Supplemental Indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.  Such successor Person thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee.  All the Guarantees of the Notes so issued shall in all respects have the same legal rank and benefit under the Indenture as the Guarantees of the Notes theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Guarantees of the Notes had been issued at the date of the execution hereof.

(iii)           Except as set forth in Articles IV and V of the Indenture, and notwithstanding clauses (A) and (B) of Section (d)(i) hereof, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor.

(e)           Releases.

(i)           In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all to the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released and relieved of any obligations under the Supplemental Indenture and its Guarantee of the Notes; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation Section 4.10 of the Indenture.  Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel complying with Sections 11.4 and 11.5 of the Indenture to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, including without limitation Section 4.10 of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Guarantee of the Notes.

(ii)           Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in the Indenture.

(f)           No Recourse Against Others.  No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, any Guarantees of the Notes, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

(g)           New York Law to Govern.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

(h)           Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

(i)           Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

(j)           The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantor and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Date: ______________________________

[Guarantor]

By:
Name:
Title:

as Trustee

By:
Name:
Title: